SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        _________________________________

                             Filed by the Registrant
                   Filed by a party other than the Registrant
                        _________________________________

                           Check the appropriate box:
      Preliminary  Proxy  Statement        X Definitive  Proxy  Statement
      Definitive  Additional  Materials      Soliciting  Material  Pursuant  to
                                             Rule  14a-12

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
                   ___________________________________________

                             AFG INVESTMENT TRUST B
                (Name of Registrant as Specified in Its Charter)
                   ___________________________________________

Payment  of  Filing  Fee  (Check  the  appropriate  box):
          No  fee  required.
          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title  of  each  class  of  securities  to  which  transaction  applies:
(2)     Aggregate  number  of  securities  to  which  transaction  applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1
(4)     Proposed  maximum  aggregate  value  of  transaction:
(5)     Total  fee  paid:

1     Set  forth  the amount on which the filing fee is calculated and state how it  was  determined.

      X Fee  paid  previously  with  preliminary  materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount  Previously  Paid:
(2)     Form,  Schedule  or  Registration  Statement  No.:
(3)     Filing  Party:
(4)     Date  Filed:

                                                               November 25, 2002


Dear  Beneficiaries  of  AFG  Investment  Trust  B:


     It has been determined by the Managing Trustee that it would be in the best interest of the Beneficiaries of AFG Investment Trust B (the "Trust") to liquidate and dissolve the Trust. We are asking for your consent to the Plan of Liquidation and Dissolution as well as to the other proposals listed below. A form of consent is enclosed with this Consent Solicitation Statement and instructions on how to submit your consent are included herein. Consents must be received no later than December 26, 2002 to be counted, unless the return date is extended (for up to 90 days) by the Managing Trustee in the event that a sufficient number of consents required for the adoption (or rejection) of the proposals has not been received by such date. In the event that the deadline is extended, the Managing Trustee will provide notice to Beneficiaries by means of a press release or a letter mailed to each Beneficiary.

As part of the Trust liquidation, we are asking for your consent on related proposals to permit or facilitate the sale of certain assets of the Trust to affiliates of the Trust where the assets are jointly held. Each proposal is described in the enclosed Consent Solicitation Statement. We hope that you take the time to read and carefully consider the following proposals:

(1) To approve the liquidation and dissolution of the Trust under the terms and conditions of the Plan of Liquidation and Dissolution, pursuant to which Beneficiaries will receive cash distributions upon final dissolution.

(2) To amend Section 7.3 of the Trust Agreement to allow for the sale of assets by the Trust to its affiliates.

(3)     To  approve  the  sale  of  the  Trust's  membership  interest  in MILPI
Holdings,  LLC,  which  is  owned  jointly  with  affiliates  of  the  Trust.

(4) To amend Section 8.1(b) of the Trust Agreement, which currently allows for distributions in-kind on a pro rata basis to all Beneficiaries upon the liquidation and dissolution of the Trust, so that the Managing Trustee will have the discretion to make special distributions in-kind to affiliates of the Trust, together with coinciding cash payments to the other Beneficiaries, and to concurrently amend Section 7.7 of the Trust Agreement to allow for such distributions in-kind permitted by Section 8.1(b).


     THE MANAGING TRUSTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS. YOUR CONSENT TO THESE PROPOSALS IS IMPORTANT. PLEASE RETURN THE ENCLOSED
CONSENT  FORM  PRIOR  TO  DECEMBER  26,  2002  TO MAKE SURE THAT YOUR CONSENT IS
COUNTED.

Very  truly  yours,

Gary  D.  Engle
President
AFG  ASIT  Corporation,  as  Managing  Trustee

                               SUMMARY TERM SHEET

     Set forth below is a brief summary of the proposals included in this Consent Solicitation Statement. This summary may not contain all of the information that is important to you. Therefore, to better understand the proposals and for a more complete description of their terms, in addition to this summary you should carefully read this Consent Solicitation Statement and the annexes attached to it in their entirety.

PROPOSAL  ONE  (P.  1)

- The Trust proposes to liquidate and dissolve under the terms and conditions of a Plan of Liquidation and Dissolution, PURSUANT TO WHICH BENEFICIARIES WILL RECEIVE CASH DISTRIBUTIONS UPON FINAL DISSOLUTION.

- The staff of the SEC has informed the Trust that it believes that the Trust is an unregistered investment company. Accordingly, while the Trust, after consulting with its counsel, does not believe that it is an unregistered investment company, the Managing Trustee of the Trust believes it to be in the best interest of the Trust to liquidate to avoid the burden and extra expense of continuing to pursue this issue with the staff of the SEC. In addition, the staff of the SEC has informed the Managing Trustee that, in the event that Beneficiaries do not approve Proposal One, the question of whether the Trust is an unregistered investment company will need to be resolved in some other manner. The laws and regulations governing investment companies place restrictions on the capital structure and business activities of investment companies, including prohibiting certain types of affiliated transactions and prohibit, among other things, the purchase and sale of securities and engaging in interstate commerce by unregistered investment companies. If the Trust is deemed to be an unregistered investment company, its business would be adversely affected.

PROPOSAL  TWO  (P.  7)

- The Trust proposes to amend Section 7.3 of its Trust Agreement to allow for the sale of assets by the Trust to its affiliates.

- As currently in effect, Section 7.3 of the Trust Agreement provides guidelines for allowing asset purchases between the Trust and its affiliates, but it does not provide guidelines for allowing asset sales between these related parties. It is proposed that Section 7.3 be amended to provide guidelines for asset sales between the Trust and the Managing Trustee or its affiliates.

PROPOSAL  THREE  (P.  11)

- The Trust and AFG Investment Trust A intend to sell their membership interests in MILPI Holdings, LLC ("MILPI") to AFG Investment Trusts C and D - indirectly, through MILPI buying the interests owned by the Trust and Trust A, leaving Trusts C and D as the sole owners of MILPI - pursuant to a Membership Interest Purchase Agreement. Trusts C and D currently intend to continue operating PLM International, Inc. through MILPI as an ongoing business until the
     Trusts  are  liquidated
pursuant to the terms of their respective Trust Agreements. Although it is anticipated that Trusts C and D will sell their interests in MILPI at the time of such liquidations, the Trusts have no current intentions regarding the terms of any such sales or the parties to whom the interest will be sold. If the sale of the Trust's MILPI interest back to MILPI is not concluded for any reason (for instance if the beneficiaries of Trusts C and D do not approve the purchase), the Managing Trustee would be authorized to determine, in its discretion, to sell the Trust's and Trust A's MILPI interest to another affiliate. Any such sale to an affiliate would be on the same terms and conditions as the proposed sale back to MILPI.

- As described in Proposal One, the staff of the SEC has informed the Trust that it believes that the Trust is an unregistered investment company. Accordingly, while the Trust does not believe that it is an unregistered investment company, the Managing Trustee of the Trust believes it to be in the best interest of the Trust to sell its interests in MILPI in order to resolve the outstanding issue of the Trust's status with the SEC staff.

- The sale is proposed to be accomplished pursuant to a Membership Interest Purchase Agreement at the original purchase price, plus the reimbursement of the membership fees paid to the Managing Trustee of the Trust in connection with the purchase of the interests pursuant to the Trust Agreement, less distributions or dividends, aggregating $3,954,385.

- THE MANAGING TRUSTEE BELIEVES THAT, DUE TO THE ILLIQUID NATURE OF THE MEMBERSHIP INTERESTS IN MILPI, IT IS UNLIKELY THAT THE TRUST WOULD RECEIVE A PURCHASE AMOUNT GREATER THAN THE PRICE EXPECTED TO BE PAID AND BELIEVES THAT A SALE AT THAT PRICE WOULD PRODUCE A FAIR RETURN TO THE TRUST'S BENEFICIARIES FROM
     A  FINANCIAL  POINT  OF  VIEW.

- THE TRUST'S FINANCIAL ADVISORS HAVE DETERMINED THAT THE PROCEEDS TO BE PAID IN CONNECTION WITH THE SALE ARE FAIR TO THE TRUST'S BENEFICIARIES FROM A FINANCIAL POINT OF VIEW. SEE "PROPOSAL THREE - FAIRNESS OPINION." PROPOSAL FOUR (P. 17)

- The Trust proposes to amend Sections 7.1 and 8.1(b) of its Trust Agreement, which currently allow for distributions in-kind on a pro rata basis to all Beneficiaries of the Trust upon the liquidation and dissolution of the Trust.
     The amendment would permit the Managing Trustee to have the discretion to make special distributions in-kind to affiliates of the Trust, together with coinciding cash payments to the other Beneficiaries of the Trust.

                             AFG INVESTMENT TRUST B
                                 200 NYALA FARMS
                           WESTPORT, CONNECTICUT 06880
     This Consent Solicitation Statement (this "Solicitation Statement") is being furnished to each holder (individually, a "Beneficiary," and, collectively, the "Beneficiaries") of Class A Beneficiary Interests ("Class A Interests") and Class B Subordinated Beneficiary Interests ("Class B Interests"; the Class A Interests and the Class B Interests, collectively, the "Interests") in AFG Investment Trust B, a Delaware business trust (the "Trust"), by the Managing Trustee of the Trust, AFG ASIT Corporation, a Massachusetts corporation (the "Managing Trustee"), in connection with the solicitation by the Trust of the consent of the Beneficiaries to the above stated proposals.


This Solicitation Statement and the accompanying consent form are being mailed to Beneficiaries of record as of the close of business on November 19, 2002 (the "Record Date"). As of November 11, 2002, there were 498,540 Class A Interests and 1,000,961 Class B Interests outstanding, of which 879 Class A Interests were held by the Managing Trustee or its affiliates, and 997,374 Class B Interests were held by the Managing Trustee or its affiliates.


Pursuant to Section 11.2 of the Second Amended and Restated Declaration of Trust of the Trust, as amended (the "Trust Agreement"), Beneficiaries are entitled to cast one vote for each Class A Interest or Class B Interest they own. In general, a majority in interest of all of the Beneficiaries is required to take action on behalf of the Trust. However, in the case of a transaction that is deemed to be an "Interested Transaction" pursuant to the Trust Agreement, the Managing Trustee and its affiliates must vote their Class B Interests in accordance with the vote of a majority in interest of the Class A Beneficiaries. In addition, the Managing Trustee and its affiliates may not vote their Class A Interests in connection with an Interested Transaction.


The Managing Trustee and its affiliate, Equis II Corporation, have agreed to treat all of the proposals as if they are Interested Transactions. Accordingly, the Managing Trustee and Equis II Corporation will not vote the 879 Class A Interests they hold or control and will vote all of the 997,374 Class B Interests they hold in accordance with the vote of a majority in interest of the Class A Beneficiaries. Each proposal will therefore be adopted or rejected based upon the majority of the Class A Interests actually voted by the Beneficiaries not affiliated with the Managing Trustee. For example, if a majority of the Class A Interests that vote are voted by the unaffiliated Beneficiaries to approve a proposal, all of the Class B Interests owned by the Managing Trustee and Equis II Corporation will also be voted to approve the proposal and it will be adopted. If a majority of the Class A Interests that vote are voted against a proposal, those Class B Interests will all be voted against the proposal and the proposal will be rejected.


Under Delaware law, no dissenters' rights (i.e., rights of nonconsenting Beneficiaries to exchange their Interests in the Trust for payment of their fair value) are available to any Beneficiary of the Trust regardless of whether such Beneficiary has or has not consented to a given Proposal.

The consent form enclosed with this Solicitation Statement, to be valid, must be signed by the record owner(s) of the Interests and returned to the Managing Trustee by

December 26, 2002 (subject to extension for up to 90 days at the discretion of the Managing Trustee in the event that a sufficient number of consents required for the adoption - or rejection - of the proposals has not been received by such date). The Managing Trustee will provide notice to Beneficiaries of any extensions by means of a press release or a letter mailed to each Beneficiary. You may return the consent form to the Managing Trustee by fax, mail or hand-delivery c/o The Altman Group, Inc., 60 East 42nd Street, Suite 405, New York, New York 10165, telephone: (800) 461-2657, facsimile: (212) 973-9818. A stamped envelope addressed to the Managing Trustee is enclosed for you to mail your consent form. To be valid, a consent form must be signed by the record owner(s) of the Interests represented thereby as listed in the records of the Trust on the Record Date and, if returned by fax, both sides of the consent form must be returned.

     Pursuant to Section 12.1 of the Trust Agreement, a written consent may not be withdrawn or voided once the consent form is received by the Managing Trustee. A properly executed consent form received by the Managing Trustee will be voted in accordance with the directions indicated on the form. If no direction is indicated as to a proposal, a properly executed consent form received by the Managing Trustee will be voted in favor of that proposal.
However, brokers do not have discretionary authority to vote Interests held in street name. Therefore, the failure by beneficial owners of Interests held in street name to give voting instructions to brokers will result in broker non-votes. Broker non-votes, abstentions and the failure to consent will have the same effect as votes cast against the Proposals. All questions as to the validity (including time of receipt) of all consent forms will be determined by the Managing Trustee, which determinations will be final and binding. Voting on the proposals will be conducted only by written consent and no formal meeting of the Beneficiaries will be held. THE MANAGING TRUSTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS.


PLEASE VOTE BY MARKING AND SIGNING THE ACCOMPANYING CONSENT FORM AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY DECEMBER 26, 2002.



This Solicitation Statement has been prepared under the direction of the Managing Trustee on behalf of the Trust. The costs of preparing and mailing this Solicitation Statement and the enclosed consent form and soliciting consents will be paid by the Trust. In addition to soliciting the consent of Beneficiaries by mail, representatives of the Managing Trustee may, at the Trust's expense, solicit the consent of Beneficiaries by telephone, telegraph, in person or by other means. In addition, the Managing Trustee has retained The Altman Group to solicit consents. The fees of The Altman Group will be paid by the Trust and are estimated to be $3,000.

This Solicitation Statement is first being sent or given to Beneficiaries on or about November 25, 2002.

THE MANAGING TRUSTEE RECOMMENDS THAT YOU CONSENT TO EACH OF THE PROPOSALS AND URGES YOU TO COMPLETE AND RETURN THE ENCLOSED CONSENT FORM IMMEDIATELY. FOR QUESTIONS RELATING TO THE PROPOSALS, PLEASE TELEPHONE THE ALTMAN GROUP AT (800) 461-2657.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
PROPOSAL  1 - APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE TRUST UNDER THE
TERMS  AND  CONDITIONS  OF  THE  PLAN  OF  LIQUIDATION  AND  DISSOLUTION       1
Background                                                                     1
Reason  for  the  Dissolution                                                  1
Terms  of  the  Plan  of  Complete  Liquidation  and  Dissolution              2
Assets  Subject  to  Liquidation                                               3
Risks  Involved  with  the  Liquidation  and  Dissolution  of  the  Trust      3
Tax  Consequences                                                              6
PROPOSAL  2 - APPROVAL OF THE AMENDMENT TO SECTION 7.3 OF THE TRUST AGREEMENT TO
ALLOW  FOR  THE  SALE  OF  ASSETS  BY  THE  TRUST  TO  ITS  AFFILIATES         7
The  Amendment                                                                 7
Reason  for  the  Amendment                                                    7
Risks  of  the  Managing  Trustee's  History  of  Engaging  in  Transactions
with  Affiliates                                                               8
PROPOSAL  3  -  APPROVAL OF THE SALE OF THE TRUST'S MEMBERSHIP INTEREST IN MILPI
HOLDINGS,  LLC                                                                11
Reason  for  the  Sale                                                        11
Terms  of  the  Sale                                                          11
Fairness  Opinion                                                             12
Selected  Financial  Data                                                     16
Tax  Consequences                                                             16
PROPOSAL 4 - APPROVAL OF THE AMENDMENT TO SECTION 8.1(b) OF THE TRUST AGREEMENT TO PERMIT THE MANAGING TRUSTEE TO MAKE DISTRIBUTIONS IN-KIND TO AFFILIATES OF THE TRUST AND TO CONCURRENTLY AMEND SECTION 7.7 OF THE TRUST AGREEMENT 17
The  Amendment                                                                17
Reasons  for  the  Amendment                                                  17
UNAUDITED  PRO  FORMA  FINANCIAL  INFORMATION                                 18
Notes  to  Unaudited  Pro  Forma  Financial  Information                      22
SUMMARY  OF  MATERIAL  FEDERAL  INCOME  TAX  CONSEQUENCES IN CONNECTION WITH THE
PROPOSALS                                                                     24
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT         25

ADDITIONAL  INFORMATION  CONCERNING  THE  TRUST                               26
SPECIAL  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS                         27

Annex  A     Plan  of  Complete  Liquidation  and  Dissolution               A-1
Annex  B     Fairness  Opinion                                               B-1
Annex  C     Text  of  Amendment                                             C-1
Annex  D     Membership  Interest  Purchase  Agreement                       D-1

PROPOSAL 1 - APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE TRUST UNDER THE
         TERMS AND CONDITIONS OF THE PLAN OF LIQUIDATION AND DISSOLUTION BACKGROUND
     The Trust is a Delaware business trust formed on May 28, 1992, to acquire and lease to third parties a diversified portfolio of capital equipment. The Managing Trustee of the Trust and of three other Delaware business trusts (collectively, the "AFG Investment Trusts" or the "Trusts") is AFG ASIT Corporation, a Massachusetts corporation organized on August 13, 1991. AFG ASIT Corporation is a wholly owned subsidiary of Equis II Corporation and an affiliate of Equis Financial Group Limited Partnership, a Massachusetts limited partnership ("EFG" or the "Advisor"). Equis II Corporation is a wholly owned subsidiary of Semele Group Inc. ("Semele"). The principal executive office of the Trust is at 200 Nyala Farms, Westport, Connecticut 06880. The principal executive office of the Managing Trustee and EFG is at 1050 Waltham Street, Lexington, Massachusetts 02421.
EFG is the advisor to the Trust. As Advisor, EFG provides various services to the Trust, including selection of the Trust's assets for acquisition by the Trust and management of assets, for which it receives compensation as provided in the Trust Agreement. Semele is Special Beneficiary of the Trust, holding an 8.25% carried interest in the Trust. As such, it participates in Trust distributions, but does not have the right to vote.


As of November 11, 2002, there were 498,540 Class A Interests outstanding, of which (i) 879 were held by Equis II Corporation or its affiliates, and (ii) 581,138 were held by 685 other Class A Beneficiaries. As of November 11, 2000, there were 1,000,961 Class B Interests outstanding, of which (i) 997,374 were held by Equis II Corporation, and (ii) 3,588 were held by four other Class B Beneficiaries.


Under the Trust Agreement, as amended, the Trust may enter into joint ventures with affiliates of the Managing Trustee or EFG or other programs sponsored by EFG or its affiliates; provided that the Managing Trustee will enter into such joint ventures only if it believes that it is in the best interests of the Beneficiaries to do so, and the Trust's participation is on terms and conditions that are fair to the Trust and the Beneficiaries, taking into account the participation of the other affiliated venturers, and will allow the Trust to better attain its revised investment objectives.
REASON  FOR  THE  DISSOLUTION
     In December 2000, the Trust entered into a joint venture with Trust A, Trust C and Trust D, whereby each of the Trusts became a member in MILPI. MILPI owns 100% of PLM International, Inc. ("PLM"). In December 2000, a subsidiary of MILPI entered into an agreement to acquire PLM, a company engaged primarily in the business of equipment leasing. Pursuant to the terms of the agreement, the subsidiary of MILPI launched a cash tender offer for the outstanding shares of PLM in December 2000. The subsidiary then filed a proxy statement with the Securities and Exchange Commission (the "SEC") in order to obtain the approval of the remaining PLM stockholders to merge with PLM.

In connection with its review of PLM's preliminary proxy materials, the staff of the SEC informed the Trust that the staff believes that the Trust may be an unregistered investment company within the meaning of the Investment Company Act of 1940. Pursuant to Section 7.1 of the Trust Agreement, the Managing Trustee is required to use its best efforts to only acquire securities in such a manner so as to ensure that the Trust will not be deemed to be an investment company. Although the Trust believes, after consulting with counsel, that it is not an unregistered investment company, the Managing Trustee has determined that it is in the best interest of the Trust to liquidate to avoid the burden and extra expense of continuing to pursue this issue with the staff of the SEC.
Accordingly, after consultation with its counsel, the Trust has agreed to liquidate its assets in order to resolve this issue with the SEC staff. In addition, the staff of the SEC has informed the Managing Trustee that, in the event that Beneficiaries do not approve Proposal One, the question of whether the Trust is an unregistered investment company will need to be resolved in some other manner. The laws and regulations governing investment companies place restrictions on the capital structure and business activities of investment companies, including prohibiting certain types of affiliated transactions and prohibit, among other things, the purchase and sale of securities and engaging in interstate commerce by unregistered investment companies. If the Trust is deemed to be an unregistered investment company, its business would be adversely affected.
Notwithstanding the outstanding issue with the SEC, pursuant to the Trust Agreement, the Managing Trustee is required to use its best efforts to cause the Trust to sell all of the Trust's assets not later than the end of the tenth year following the Final Closing, and dissolve by the end of its eleventh year. Accordingly, even if the Trust had not agreed to liquidate its assets in order to resolve this issue, pursuant to the terms of the Trust Agreement, the Managing Trustee would endeavor to sell all of the Trust's assets by December 31, 2002 and the Trust would be dissolved by December 31, 2003. As a result, even if the adoption of the Plan of Liquidation and Dissolution is not approved under Proposal One, the Managing Trustee will be required to use its best efforts to liquidate the Trust's assets and dissolve the Trust by the end of 2003.
TERMS  OF  THE  PLAN  OF  COMPLETE  LIQUIDATION  AND  DISSOLUTION
     The following is a brief summary of the Plan of Complete Liquidation and Dissolution (the "Plan"). The summary is qualified in its entirety by reference to the full text of the Plan attached hereto as Annex A and incorporated herein by reference. You are encouraged to read the Plan in its entirety for the express legal terms of the Plan and other information that may be important to you.
The Plan provides that the Trust will take such actions as are deemed necessary or appropriate by the Managing Trustee to wind up all Trust business and affairs and sell, exchange or otherwise dispose of all or substantially all of the assets of the Trust. The Plan provides that the proceeds from the sale of the Trust's assets will be distributed to the Beneficiaries. As part of the Plan, existing debts and obligations of the Trust will be satisfied from the proceeds of the sale of the Trust's assets.
It is difficult to predict the amount and timing of the sale of the Trust's assets and, consequently, the amount and timing of liquidating distributions to the Beneficiaries. To date, with the exception of the Trust's membership interests in MILPI and the sale in the ordinary course of its interest in an aircraft, no discussions have occurred and no negotiations have been entered into with prospective buyers of the Trust's assets. The actual amount and timing of distributions to the Beneficiaries will be determined by the Managing Trustee in its sole discretion and will depend upon the timing and receipt of proceeds of the sale and the amounts deemed necessary by the Managing Trustee to pay or provide for all of the Trust's liabilities and obligations.
     Upon the complete liquidation of the Trust and distribution of its assets to or for the benefit of the Beneficiaries, the Managing Trustee, in accordance with the terms of the Plan and Section 3810(d) of the Delaware Business Trust Act, will execute and file a Certificate of Cancellation with the State of Delaware, which will terminate the existence of the Trust.
The Managing Trustee may modify or amend the Plan at any time if it determines that such action would be advisable and in the best interest of the Trust. In addition, the Managing Trustee may abandon and revoke the Plan at any time prior to the filing of the Plan among the records of the Trust. However, the Managing Trustee will re-solicit the consent of Beneficiaries before making any material or adverse modifications or amendments to the Plan.
ASSETS  SUBJECT  TO  LIQUIDATION
     The Trust has made investments in major capital equipment and other long-term assets, including ownership interests in EFG Kirkwood LLC, a resort business, and in PLM. For a full description of the Trust's assets, see the Trust's financial statements, included in the Trust's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, which is incorporated herein by reference. See "Additional Information Concerning the Trust." If the Plan is approved by the Beneficiaries, it would give the Managing Trustee the power to sell any and all of the assets of the Trust, without further approval by the Beneficiaries. The Managing Trustee intends to conduct the sale of the Trust's assets in an orderly manner, and will seek offers for specific pools of assets, although individual sales of assets may be effected, such as the sale of the Trust's interest in MILPI, and offers for the entire portfolio of investment (apart from the Trust's interest in MILPI) may be sought. Proposal Two establishes guidelines for asset sales between the Trust and the Managing Trustee or its affiliates. If Proposal Four, regarding special distributions in-kind to affiliates of the Trust is approved by the Beneficiaries, the Managing Trustee will have the right to make in-kind distributions to its affiliates on a pro rata basis.
RISKS  INVOLVED  WITH  THE  LIQUIDATION  AND  DISSOLUTION  OF  THE  TRUST
     In addition to the other information included elsewhere in this document, you should carefully consider the following factors in determining whether to vote in favor of the Plan. In considering these factors, you should note that even if the Plan is not adopted, many of these risks will be present in connection with the liquidation of the Trust in the ordinary course pursuant to the terms of the Trust Agreement. Furthermore, pursuant to Section 12.1 of the Trust Agreement, a written consent may not be withdrawn or voided once the consent form is received by the Managing Trustee.

THE TRUST MAY NOT REALIZE GAINS FROM ASSET SALES MADE IN CONNECTION WITH THE LIQUIDATING DISTRIBUTIONS.
     There can be no assurances that the Trust and its Beneficiaries will receive gains in connection with the sale of the Trust's assets. It is difficult to predict the timing of the sale of the assets or the amount that the Trust will receive for the assets in connection with any sales. To date, the Trust has not entered into any discussions or negotiations with prospective purchasers of the Trust's assets, other than with respect to a sale of the Trust's membership interests in MILPI (see Proposal Three, which describes a proposal for the Trust to sell its 16.67% membership interest in MILPI for an aggregate consideration of $3,954,385). However, it is anticipated that some of the assets may currently be illiquid. For instance, under current market conditions it may be difficult to sell certain of the Trust's assets, such as its interest in EFG Kirkwood LLC, a resort business. Adverse market conditions may have a negative impact on the proceeds that may be realized from such asset sales.


The sale of the interest in MILPI is at an amount less than the Trust's carrying value at September 30, 2002. As such, the proposed structure of the sale of the Trust's membership interest in MILPI will result in a book loss.


In addition, there can be no assurance that, even if the Beneficiaries vote to approve the liquidation and dissolution, any asset sales will be consummated or that they will be consummated on favorable terms. For instance, the closing of each of the Trust's asset sales may be subject to numerous conditions, including the satisfactory completion by the purchaser of its due diligence investigation and the receipt of consents from third parties. If the Trust cannot sell its assets on the terms and at the times targeted, the dissolution could be delayed and distributions to Beneficiaries could be less than expected or paid later than estimated.
If the Trust sells some or all of its assets on an installment basis and the purchaser subsequently defaults in its payment on the related promissory note or installment contract, the Trust's exercise of remedies, which may include foreclosure on any property securing the promissory note, will likely result in the Trust incurring additional costs and expenses. This could in turn result in delays in effecting the dissolution and reductions or delays in the payment of distributions to Beneficiaries.
THE TRUST'S MANAGERS, OFFICERS AND AFFILIATES MAY HAVE INTERESTS IN THE LIQUIDATION AND DISSOLUTION THAT ARE DIFFERENT FROM OR IN ADDITION TO THE INTERESTS OF OTHER BENEFICIARIES.
     In considering the recommendation of the Managing Trustee with respect to the liquidation and dissolution and deciding whether or not to approve Proposal One, Beneficiaries should know that the Managing Trustee, its officers and its affiliates may have interests in the liquidation and dissolution that are different from or in addition to those of other Beneficiaries. The Trust
Agreement provides that the Managing Trustee will receive a special allocation of losses, if any, in connection with a dissolution event, and that the Managing Trustee is entitled to receive at least 1% of the profits and losses of the Trust in connection with a dissolution event. In addition, if Proposal Four is adopted, affiliates of the Trust could receive special distributions in-kind in connection with the liquidation and dissolution of the Trust, which would result in affiliates of the Trust receiving property for which valuations have been made on the basis of a determination of fair market value by an independent expert rather than in an arm's length transaction and, as such, may prove to be more or less favorable to such affiliates than might have been the case if the property had been sold in an arm's length transaction. Further, it is expected that the liquidation of the Trust will resolve the issue between the SEC staff and the Trust, the Managing Trustee and its affiliates over whether or not the Trust has become an unregistered investment company within the meaning of the Investment Company Act of 1940 (the "1940 Act"). In addition to benefiting the Trust by reducing its expenses and eliminating the uncertainty of its status under the 1940 Act, this could potentially relieve the Managing Trustee from incurring, or reduce the likelihood that the Managing Trustee will incur, liability that it might otherwise be subject to pursuant to Section 7.1 of the Trust Agreement if the SEC were to deem the Trust an investment company, as such term is defined in the 1940 Act, or at law, or reduce the magnitude of any such liability. However, the staff of the SEC has informed the Managing Trustee that, in the event that Beneficiaries do not approve Proposal One, the question of whether the Trust is an unregistered investment company will need to be resolved in some other manner. The Act places restrictions on the capital structure and business activities of investment companies, including prohibiting certain types of affiliated transactions and prohibit, among other things, the purchase and sale of securities and engaging in interstate commerce by unregistered investment companies. If the Trust is deemed to be an unregistered investment company, its business would be adversely affected.
THERE  ARE  NO  DISSENTERS'  RIGHTS  FOR  BENEFICIARIES.
     Delaware law does not grant beneficiaries of business trusts who dissent from approval of the liquidation and dissolution the right to demand an appraisal for their interests and payment of their fair cash value. As a result, Beneficiaries who object to Proposal One and the liquidation and dissolution of the Trust do not have a right to demand a different payment for their Interests.
SALES  OF  ASSETS  WILL  NOT  BE  SUBJECT  TO FURTHER APPROVAL OF BENEFICIARIES.
     If the Beneficiaries approve the liquidation and dissolution, the Managing Trustee will be authorized to dispose of the Trust's assets on such terms and conditions as it determines appropriate. As a result, the Managing Trustee will have full authority to negotiate the individual assets sales and the Beneficiaries will not be entitled to review or approve the terms or conditions, including the sale price of assets, in connection with any individual sales. This will be the case even if the Trust disposes of all or substantially all of its assets.
THE LIQUIDATION AND DISSOLUTION MAY NOT RESULT IN GREATER RETURNS TO BENEFICIARIES THAN IF THE TRUST CONTINUED AS A GOING CONCERN.
     If the Beneficiaries do not approve the adoption of the Plan, the Trust would continue as a going concern until such time as the Managing Trustee sells or otherwise disposes of the Trust's assets, winds up the affairs of the Trust and dissolves the Trust, which must happen no later than December 31, 2003. Alternatively, it is possible that a third party could be interested in entering into a business combination with the Trust. There can be no assurance that the liquidation and dissolution will result in greater returns to the Beneficiaries than if the Trust continued as a going concern until its dissolution or entered into a business combination with a third party.

THE MANAGING TRUSTEE MAY AMEND THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION EVEN IF BENEFICIARIES APPROVE THE LIQUIDATION AND DISSOLUTION.
     Even if Beneficiaries vote to approve the Plan, the Managing Trustee may amend the Plan without further approval of the Beneficiaries, except as required by Delaware law or the Trust Agreement.
TAX  CONSEQUENCES
     For a discussion of the tax consequences in connection with Proposal One, see "Certain Federal Income Tax Consequences in Connection with the Proposals." THE MANAGING TRUSTEE RECOMMENDS THAT THE BENEFICIARIES CONSENT TO PROPOSAL ONE.

          PROPOSAL 2 - APPROVAL OF THE AMENDMENT TO SECTION 7.3 OF THE
 TRUST AGREEMENT TO ALLOW FOR THE SALE OF ASSETS BY THE TRUST TO ITS AFFILIATES THE AMENDMENT
     As currently in effect, Section 7.3 of the Trust Agreement provides guidelines for allowing asset purchases between the Trust and the Managing Trustee or its affiliates, but it does not provide guidelines for allowing asset sales between these related parties. It is proposed that Section 7.3 be amended to provide guidelines for asset sales between the Trust and the Managing Trustee or its affiliates.
REASON  FOR  THE  AMENDMENT
     Section 7.3 of the current Trust Agreement allows the Trust to purchase assets in which the Managing Trustee or any of its affiliates have an interest in connection with a joint venture, and provides guidelines for doing so. However, with respect to the sale of assets by the Trust to the Managing Trustee or any of its affiliates, Section 7.3 merely states that the Trust shall only sell assets to the Managing Trustee or its affiliates as allowed in such section; yet, the section does not provide any guidelines to effect a sale. Accordingly, the Managing Trustee proposes that Section 7.3 be amended to allow for sales to affiliates of the Trust on generally the same terms that acquisitions from affiliates of the Trust are allowed, to the extent that such terms are relevant in the context of a sale. More specifically, sales of assets to affiliates of the Trust would be permitted in the event that:
-     the  sale  is  in  the  best  interests  of  the  Trust;
- the asset is sold for a price no less than the fair market value thereof, as determined by an independent expert; and
- no other benefit arises out of such transaction to the affiliate apart from compensation otherwise permitted by the Trust Agreement.
     The Managing Trustee believes that there are benefits to the Trust to be derived from allowing sales of the assets to affiliates of the Trust in connection with joint ventures. For instance, in joint venture structures, there are often inherent problems in finding new investors, which could lead to a liquidity problem if the Trust were to seek to sell its assets in a joint venture to a non-affiliate. In particular, documents governing joint ventures often contain conditions to and prohibitions against venturers exiting the joint venture and/or selling their assets. Therefore, the Managing Trustee believes that it may often be in the best interests of the Trust to allow the Trust to sell joint venture assets to affiliates of the Trust.
Whether or not this proposed amendment to Section 7.3 is approved, the Trust is separately seeking approval, pursuant to Proposal Three, to the sale of its interests in MILPI. Although approval of this amendment to Section 7.3 would allow the Trust to effectuate the sale of its interest in MILPI, the Managing Trustee is including Proposal Three because it believes that the sale of the Trust's MILPI interest constitutes a transaction that should be considered whether or not Proposal Two is approved.
     If the proposed amendment to Section 7.3 is approved, the Trust would not be required to obtain the Beneficiaries' approval for these types of transactions in the future. For instance, although there have been no specific negotiations with respect to a sale of the Trust's membership interests in EFG Kirkwood, LLC, the Trust may wish to sell these interests in the future, which it would be allowed to do under Section 7.3 without the consent of the Beneficiaries if Proposal Two is adopted. Similarly, if the sale of the Trust's MILPI interest back to MILPI is not concluded for any reason (for instance if the beneficiaries of Trusts C and D do not approve the purchase), the Managing Trustee would be authorized to determine, in its discretion, to sell the Trust's MILPI interest to another affiliate. Any such sale to an affiliate shall be on the same terms and conditions as the proposed sale pursuant to Proposal Three. Before voting on this proposal, Beneficiaries are urged to read the full text of the proposed amendment to Section 7.3, which is included in Annex C, attached hereto.
RISKS OF THE MANAGING TRUSTEE'S HISTORY OF ENGAGING IN TRANSACTIONS WITH AFFILIATES
     The principal risk of this amendment is that the Managing Trustee will not act in the best interest of investors and that the price paid by affiliated parties may not be appropriate. During the course of its management of the Trust, the Managing Trustee has from time to time engaged the Trust in transactions with affiliates. Several of these transactions have been the subject of claims asserted in the recently settled Rosenblum class action lawsuit described below that the Managing Trustee and/or its affiliates breached their fiduciary duties to the investors. The Trust's Declaration of Trust generally prohibits the Managing Trustee from entering into arrangements on behalf of the Trust with any affiliate except as specifically permitted by the Declaration of Trust. The Declaration of Trust specifically provides that the Trust may enter into a general partnership, joint venture, trust or other business arrangement, collectively defined as Joint Ventures, with affiliates of the Managing Trustee if certain conditions are met.
The following is a description of the Rosenblum class action and of certain transactions with affiliates entered into by the Trust and affiliated investment programs.
ALLEGED  BREACHES  OF  FIDUCIARY  DUTY  IN  THE  ROSENBLUM  CLASS  ACTION
     In January 1998, certain plaintiffs filed a class and derivative action known as Leonard Rosenblum, et al. v. Equis Financial Group Limited Partnership, et al., in the United States District Court for the Southern District of Florida (the "Class Action") on behalf of the investors in 28 equipment leasing programs, including the Trust, against EFG and a number of its affiliates, including the Managing Trustee, as defendants.
Plaintiffs alleged, among other things, that the defendants breached their fiduciary duties to the partnerships and their investors.
The Managing Trustee and its affiliates denied that any of them have committed any violations of law or breached any fiduciary duties to the plaintiffs or the nominal defendants and believe the allegations to be without merit.

The defendants' and plaintiffs' counsel subsequently negotiated settlements of the claims on behalf of the investors in the 28 programs including the Trust, and the Court issued its Order and Final Judgment, approving the final settlement and dismissing the Class Action in June 2002.
LOANS BY PARTNERSHIPS TO AFFILIATE IN CONNECTION WITH A PRELIMINARY SETTLEMENT AGREEMENT IN THE ROSENBLUM CLASS ACTION AS POSSIBLE VIOLATIONS OF THE PARTNERSHIP AGREEMENTS
     In connection with a preliminary settlement agreement for the claims asserted in the Class Action on behalf of eleven limited partnerships, the Court permitted the partnerships to invest in any new investment, including, but not limited to, new equipment or other business activities, subject to certain limitations. The partnerships loaned $32 million to a newly formed real estate company, Echelon Residential Holdings, that used the loan proceeds to acquire various real estate assets from an unrelated real estate company. The partnerships subsequently wrote down the net carrying value of the loans and related accrued interest to $29.2 million and ceased accruing interest. The partnership agreements prohibit the partnerships from making loans to their general partners or their affiliates. A former officer of the general partner employed by EFG agreed to serve as the initial equity holder of Echelon Residential Holdings and as an unpaid manager of Echelon Residential Holdings.
He made a $185,465 equity investment in Echelon Residential Holdings. His return on his equity investment is restricted to the same rate of return as the partnerships realize on their loans. If the former officer were deemed to be an affiliate of the partnerships, the loans could appear to have been made in violation of the prohibition in the partnership agreements against loans to affiliates.
THE  EFFECT  OF  BELOW  MARKET  CASH  TENDER  OFFERS  ON  CERTAIN  INVESTORS
     In 1995, an affiliate of the Managing Trustee made a cash tender offer for a portion of the units held by investors in each of 21 equipment leasing limited partnerships. In 1997, the Trust and three affiliated trusts made a cash offer to redeem a portion of the beneficial interests held by investors in the four trusts. Neither offer was conditioned on any minimum number of units being tendered, and investors were free to accept or reject the offers, which offered them cash for their investment. The purchase prices offered to investors for units in all but one of the partnerships and in one of the four trusts were below the reported bid and asked prices in the secondary market for units prior to the commencement of the offers and were below the then-current liquidation values of the units, which was disclosed to investors in the tender offer documents. However, certain investors may have tendered their units without recognizing that the tender offer prices were for less than the liquidation value of the assets.
THE MANAGING TRUSTEE CAUSED THE TRUSTS TO GUARANTEE AN AFFILIATE'S OBLIGATIONS In March 2000, the Trust and three affiliated trusts entered into a guarantee pursuant to which the trusts guaranteed an affiliate's obligations as master lessee under a master lease agreement with Heller Affordable Housing Florida, Inc., HAHF Trust I and HAHF Trust II, as master lessors. The maximum exposure under the guarantee initially was $34,500,000, which maximum exposure amount was reduced to $7,000,000 by December 2000. During the year 2001, the obligations of the trusts under the guarantee terminated by its terms. The trusts were paid aggregate fees of approximately $1,140,000 for providing the guarantee. While this guarantee has terminated, there is a risk that these types of transactions may involve a conflict of interest under the Trust Agreement.
EXTENSION OF MATURITY DATE OF EXISTING LOAN AS POSSIBLE VIOLATION OF PROHIBITION AGAINST LOANS TO AFFILIATES
     In 1997, five partnerships and the Trust sold their beneficial interests in three cargo vessels to Semele in exchange for an aggregate of $3,800,000 cash, 198,700 shares of Semele common stock and beneficial interest in a note from Semele (the "Semele Note") of $4,419,500. The Trust's share of the proceeds was $433,036 in cash, 20,969 shares of Semele stock and a $462,353 beneficial interest in the Semele Note. At the time of the sale, Semele was a public company unaffiliated with the general partners and Managing Trustee.
Subsequently, Semele became affiliated with them. The Semele Note bears an annual interest rate of 10% and was originally scheduled to mature in April 2001. The maturity date was subsequently extended to April 2003. The extension of the maturity date could be deemed to be a new loan in violation of the prohibition against loans to affiliates. The extension of maturity relieved Semele (whose common stock was recently delisted) of the responsibility to pay or refinance the Semele Note at its original maturity date. If Semele had borrowed funds to repay the Semele Note at its original maturity date the interest rate might have been greater than 10%.
THE  MANAGING  TRUSTEE  RECOMMENDS  THAT  BENEFICIARIES CONSENT TO PROPOSAL TWO.

   PROPOSAL 3 - APPROVAL OF THE SALE OF THE TRUST'S MEMBERSHIP INTEREST IN MILPI
                                  HOLDINGS, LLC
     The Trust and Trust A intend to sell their membership interests in MILPI to Trusts C and D - indirectly, through MILPI buying the interests owned by the Trust and Trust A, leaving Trusts C and D as the sole owners of MILPI - pursuant to a Membership Interest Purchase Agreement. Trusts C and D currently intend to continue operating PLM through MILPI as an ongoing business until the Trusts are liquidated pursuant to the terms of their respective Trust Agreements. Although it is anticipated that Trusts C and D will sell their interests in MILPI at the time of such liquidations, the Trusts have no current intentions regarding the terms of any such sales or the parties to whom the interest will be sold. If the sale of the Trust's and Trust A's MILPI interests back to MILPI is not concluded for any reason (for instance if the beneficiaries of Trusts C and D do not approve the purchase), the Managing Trustee would be authorized to determine, in its discretion, to sell the Trust's MILPI interest to another affiliate. Any such sale to an affiliate would be on the same terms and conditions  as  the  proposed  sale  back  to  MILPI.
REASON  FOR  THE  SALE
     The Managing Trustee believes that it would be in the best interest of the Trust to sell the Trust's membership interests in MILPI back to MILPI or another affiliate. The MILPI membership interests were initially acquired by the Trust in December 2000. As noted above in Proposal One, the staff of the SEC has informed the Trust that it believes that the Trust is an unregistered investment company. Accordingly, while the Trust, after consulting with its counsel, does not believe that it is an unregistered investment company, the Managing Trustee has agreed to liquidate its assets. See "Proposal One - Reasons for the Liquidation." If Proposal One is adopted, the Trust's membership interests in MILPI will be sold in connection with the Plan. However, even if the Plan is not approved, the Trust will sell its interests in MILPI in order to resolve the outstanding issue of the Trust's status with the SEC staff. Currently, the Trust has a 16.67% interest in MILPI. Upon completion of the sale, the Trust would no longer have an interest in MILPI.
The Managing Trustee believes that, due to the illiquid nature of the membership interests in MILPI, it is unlikely that the Trust would receive a purchase amount greater than the price discussed below, which price the Managing Trustee believes would produce a fair return to the Beneficiaries from a financial point of view.
TERMS  OF  THE  SALE
     The Trust's membership interests in MILPI would be sold back to MILPI or another affiliate designated by the Managing Trustee, pursuant to a Membership Interest Purchase Agreement, at the original purchase price, plus the reimbursement of the membership fees paid to the Managing Trustee in connection with the purchase of the interests pursuant to the Trust Agreement, less distributions or dividends, aggregating $3,954,385. The Managing Trustee has agreed to waive the fees in connection with the sale of the interests that would otherwise be due to it under the terms of the Trust Agreement in connection with a sale of the assets. A copy of the Membership Interest Purchase Agreement is attached hereto as Annex D. As noted below, the Trust's financial advisors have determined that the proceeds to be paid in connection with the sale  are  fair  to  the  Beneficiaries  from  a  financial  point of view.  See
"Proposal  Three  -  Fairness  Opinion."
FAIRNESS  OPINION
     Crossroads, LLC ("Crossroads") was engaged by the Trust and Trust A to provide a fairness opinion in connection with Proposal Three. The opinion, which Crossroads delivered to the Trust and Trust A on May 15, 2002, stated that the consideration to be received by the Trust and Trust A in connection with the sale of their membership interests in MILPI is fair to the Trust and Trust A from a financial point of view. A copy of the opinion, which sets forth the assumptions made, matters considered and scope and limitations of the review undertaken and the procedures followed by Crossroads, is attached hereto as Annex B (together with certain financial forecasts relied upon by Crossroads) and is incorporated by reference into this Solicitation Statement. You are urged to read the Crossroads opinion carefully and in its entirety for assumptions made, matters considered and limits of the review by Crossroads. Beneficiaries should note that the opinion expressed by Crossroads was prepared at the request and for the information of the Trust and Trust A and does not constitute a recommendation to any Beneficiary as how to vote with respect to Proposal Three. The opinion does not address the business decision or the relative merits of the decision of the Trust and Trust A. No limitations were placed on Crossroads with respect to the investigation made, the procedures followed or the factors considered in preparing and rendering its opinion. Because the only asset of MILPI is its 100% ownership in PLM, Crossroads performed its analysis on PLM.
The aggregate purchase price to be paid by MILPI or another affiliate designated by the Managing Trustee was set by the Managing Trustee, rather than being the result of arm's-length negotiations as to the underlying value of the assets. In setting the purchase price, the Managing Trustee took into account, on the one hand, the expectation by the Trust and Trust A that they would realize a return on their investment of capital and, on the other hand, the expectation by Trust C and Trust D that the purchase price would reflect a decline in the value of the underlying equipment assets, including aircraft, since MILPI's acquisition of PLM, primarily as a result of generally unfavorable economic conditions occurring since the acquisition. In order to reconcile these two positions, the Managing Trustee proposes that the Trust sell its membership interests in MILPI back to MILPI or another affiliate designated by the Managing Trustee at the original purchase price, plus the reimbursement of the membership fees paid to the Managing Trustee of the Trust in connection with the purchase of the interests pursuant to the Trust Agreement, less distributions or dividends.
In connection with rendering its opinion, Crossroads considered, among other things:
-     the  history  and  nature  of  the  business  of  PLM;
-     the  book  value  and  financial  condition  of  PLM;
-     the  earnings  capacity  of  PLM;
-     PLM  management's  financial  forecasts  of  earnings  and  cash  flow;
-
publicly  available  business  and  financial  information  relating  to  PLM;
-     the  market  prices  and  trading  activity  for  PLM's  common  stock;
- the sale process in which PLM was sold to MILPI Acquisition Corp., a wholly owned subsidiary of MILPI; and
- the market prices and rates of return of publicly traded comparable companies.
     In preparing its opinion, Crossroads was not requested to, and did not make, any independent evaluation or appraisal of PLM's assets or liabilities, contingent or otherwise, and was not furnished with any such evaluations or appraisals. Crossroads did not assume any responsibility for independent investigation or verification of any of the information that was provided to it, and Crossroads relied on such information being complete and accurate in all material respects. With respect to the financial forecasts prepared and provided by PLM, Crossroads assumed that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of PLM's management as to the future financial performance of PLM.
The Crossroads opinion was based upon economic, monetary and market conditions existing on the date of the opinion. Crossroads expressed no opinion, nor should one be implied, as to the current fair market value of the Trust's membership interests in MILPI.
The following three paragraphs summarize the significant analyses performed by Crossroads in arriving at its opinion:
- MARKET APPROACH ANALYSIS. The market approach is a valuation technique in which the fair market value of a business is estimated by comparing the target company to be valued to industry guideline companies whose stock is publicly traded. Normally, Crossroads would review comparable publicly traded companies and comparable transactions with these companies. However, due to PLM's unique business structure and small number of equity holders and the fact that it is being managed in order to liquidate its various investment vehicles, Crossroads did not use the market approach to estimate PLM's value.
- DISCOUNTED CASH FLOW ANALYSIS. In performing its valuation, Crossroads prepared a discounted cash flow analysis of PLM's free cash flows expected to be generated over the remaining life of the business. Crossroads relied upon cash flow projections provided by PLM's management along with other estimates provided by PLM. In applying this approach, Crossroads accepted a range of 20% to 25% for its estimate of PLM's cost of capital based on the Capital Asset Pricing Model (which considers risk-free rate of return, general equity risk premium, size premium and company-specific risk premium). Crossroads also assumed that, because the Managing Trustee has indicated its intention to liquidate or sell PLM prior to or simultaneously with the liquidation of its investment vehicles in 2007, it would not have any residual or terminal value. Based on its analysis, Crossroads determined the enterprise value of PLM to be approximately $25.8 million to $27.5 million, with a mid-point value of $26.7 million. Based on this range, the value of the Trust's and Trust A's combined

25% interest in MILPI would be approximately $6.5 to $6.9 million. This valuation compares with the aggregate purchase price of approximately $5.9 million to be paid to the Trust and Trust B ($3,954,385 to the Trust, as disclosed above, and $1,977,193 to Trust A, reflecting an enterprise value of approximately $23.7 million), which purchase price reflects the payment of dividends and fees by PLM subsequent to MILPI's acquisition of PLM.
The aggregate purchase price of approximately $5.9 million to be paid to the Trust and Trust B for their combined 25% interest in MILPI is not as high as the approximately $6.5 to $6.9 million value attributed to such interest by the discounted cash flow analysis. Therefore, the discounted cash flow analysis does not directly support the consideration to be received in the proposed transaction. However, opinions as to the value of assets are necessarily based on a variety of factors, including the judgment of the person making the valuation. In this respect, the aggregate purchase price was supported by the trading history analysis (see "Trading History Analysis" section below). Additionally, as stated in the Crossroads opinion, the discounted cash flow analysis involved a number of assumptions, including an assumption about the appropriate discount rate, which have a material impact on the resulting values. In an effort to treat both the Trust and Trust B, and Trusts C and D fairly, the Managing Trustee proposed that the Trust and Trust B sell their interest in MILPI back to MILPI or another affiliate designated by the Managing Trustee at the original purchase price plus the reimbursement of the membership fees paid in connection with the purchase of the interests pursuant to the Trust Agreement, less distributions or dividends. Based on all of the facts and circumstances, the Managing Trustee believes that the purchase price for the Trust's and Trust B's interest in MILPI is fair to the Trust and Trust B, and this judgment is supported by the written opinion of Crossroads.
- TRADING HISTORY ANALYSIS. To validate the integrity of its discounted cash flow analysis, Crossroads reviewed PLM's traded stock price leading up to its acquisition by MILPI Acquisition Corp. During the period from December 22, 2000 through February 8, 2002, which coincided with the period from the public announcement of MILPI Acquisition Corp.'s tender offer to the de-listing of PLM's shares, PLM's stock traded between $2.80 and $3.44 per share, with a final trading price on February 8, 2002 of $3.43 per share. The range of PLM's stock prices and its final trading price compares with Crossroads' discounted cash flow price range of $3.42 to $3.64 per share (calculated by dividing the approximate enterprise value of $25.8 million to $27.5 million discussed above in connection with the discounted cash flow analysis by 7,554,510, the number of shares outstanding at the time of the acquisition of PLM) and with an imputed purchase price of $3.14 per share (calculated by dividing $23.7 million, the approximate enterprise value of MILPI based on the purchase price, by 7,554,510).
     The summary of the Crossroads opinion set forth above does not purport to be a complete description of the data and analyses presented or considered by Crossroads. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, Crossroads' analysis must be considered as a whole and considering any portion of Crossroads' analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Crossroads opinion.
     Crossroads has been paid a fee of $35,000 for its fairness opinion rendered to the Trust and Trust A. The Trust and Trust A also agreed to indemnify Crossroads against certain liabilities.
Crossroads is principally and continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, divestitures, leveraged buyouts, private placements and other situations. The Trust and Trust A retained Crossroads to provide the fairness opinion because of Crossroads' expertise, reputation and familiarity with the Trust and Trust A and with assets similar to those being acquired by the Trust and Trust A.

SELECTED  FINANCIAL  DATA
     For the nine months ended September 30, 2002 and each of the five years in the period ended December 31, 2001, and for the pro forma information for the nine months ended September 30, 2002 and the year ended December 31, 2001:


                                         .            Pro Forma         .         Pro Forma
                                   September 30,    September 30,       .        December 31,
Summary of Operations                  2002           2002 (1)         2001        2001 (1)        2000         1999
--------------------------------  ---------------  ---------------  ----------  --------------  -----------  -----------
 Lease revenue                    $      207,999   $      207,999   $  518,671  $     518,671   $1,036,919   $ 1,325,194

 Total income                     $      219,618   $      219,618   $  706,012  $     706,012   $1,562,804   $ 2,634,958

 Net income (loss)                $     (671,085)  $     (903,449)  $  311,982  $    (222,170)  $  498,917   $ 1,470,149

Per Beneficiary Interest:
    Net income (loss)
    Class A Interests             $        (1.09)  $        (1.57)  $     0.50  $       (0.36)  $    (0.12)  $      0.98
    Class B Interests             $        (0.02)  $        (0.02)  $     0.01  $           -   $     0.32   $      0.57

    Cash distributions declared
    Class A Interests             $            -   $            -   $        -  $           -   $        -   $      4.73
    Class B Interests             $            -   $            -   $        -  $           -   $        -   $      3.76

Financial Position
--------------------------------

 Total assets                     $    7,689,549   $    6,812,379   $8,439,956              -   $8,226,549   $13,052,016

 Total long-term obligations      $      336,772   $      336,772   $  420,027              -   $  553,729   $   656,454

 Participants' capital            $    7,116,854   $    6,239,684   $7,787,939              -   $7,475,957   $ 6,982,082




Summary of Operations                1998         1997
--------------------------------  -----------  -----------
 Lease revenue                    $ 2,646,205  $ 5,400,331

 Total income                     $ 3,719,953  $ 5,741,393

 Net income (loss)                $   993,932  $ 1,174,206

Per Beneficiary Interest:
    Net income (loss)
    Class A Interests             $      1.04  $      1.05
    Class B Interests             $      0.23  $      0.05

    Cash distributions declared
    Class A Interests             $      1.64  $      3.11
    Class B Interests             $      2.06  $      0.30

Financial Position
--------------------------------

 Total assets                     $14,037,315  $17,214,157

 Total long-term obligations      $   818,841  $ 2,038,628

 Participants' capital            $12,635,661  $14,816,135


____________________
(1) The Trust's unaudited pro forma financial statements for the nine months ended September 30, 2002 and the year ended December 31, 2001 have been prepared as if the purchase by MILPI of the membership interests in MILPI held by the Trust and Trust A had occurred on January 1, 2001. See "Unaudited Pro Forma Financial Information."

TAX  CONSEQUENCES
     For a discussion of the tax consequences in connection with Proposal Three, see "Certain Federal Income Tax Consequences in Connection with the Proposals." THE MANAGING TRUSTEE RECOMMENDS THAT BENEFICIARIES CONSENT TO PROPOSAL THREE.

            PROPOSAL 4 - APPROVAL OF THE AMENDMENT TO SECTION 8.1(B)
              OF THE TRUST AGREEMENT TO PERMIT THE MANAGING TRUSTEE
   TO MAKE DISTRIBUTIONS IN-KIND TO AFFILIATES OF THE TRUST AND TO CONCURRENTLY
                    AMEND SECTION 7.7 OF THE TRUST AGREEMENT
THE  AMENDMENT
     Section 8.1(b) of the Trust Agreement currently allows for distributions in-kind to Beneficiaries, the Special Beneficiary and the Managing Trustee (the "Participants") on a pro rata basis upon final dissolution and termination of the Trust. It is proposed that Section 8.1(b) be amended to allow the Managing Trustee, in its discretion, to make special distributions in-kind to certain affiliates of the Trust prior to, but in connection with, the final liquidation and dissolution of the Trust.
REASONS  FOR  THE  AMENDMENT
     The proposed amendment to Section 8.1(b) would allow the Managing Trustee to make special distributions in-kind to itself and its affiliates in connection with a liquidation or dissolution and to pay in cash each of the Participants not receiving the in-kind distribution their pro rata share of the fair market value of the assets in-kind being distributed. Under the terms of the proposed amendment, the fair market value of the in-kind assets distributed would be determined by an Independent Expert. Independent Expert is defined in the Trust Agreement as a person or entity with no current material or prior business or personal relationship with any person directly or indirectly instrumental in organizing, wholly or in part, the Trust, or the Managing Trustee or its affiliates.
Instead of receiving assets, the Beneficiaries would receive the cash value of such assets providing them with liquidity and the assurance that, because the valuation would be performed by an Independent Expert, the value of the assets distributed in-kind would not exceed the cash being distributed on a ratable basis. The Managing Trustee believes that the proposed amendment would be beneficial to the Beneficiaries because the Managing Trustee and its affiliates could dispose of certain assets, that would otherwise be difficult to sell or for which the costs of maintaining the assets would be greater than the revenue derived, by making distributions in-kind. As a result, the Trust would be able to rid itself of its less profitable assets more quickly, dissolve and avoid the ongoing expenses that it might otherwise be subject to if it had to continue as a going concern in order to dispose of its hard-to-sell assets. Attached hereto as Annex C is the full text of the proposed amendment to the Trust Agreement, which includes the proposed amendments to Section 8.1(b) and
Section  7.7.
THE MANAGING TRUSTEE RECOMMENDS THAT THE BENEFICIARIES CONSENT TO PROPOSAL FOUR.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
     The audited financial statements of the Trust as of and for the year ended December 31, 2001 and the Trust's unaudited financial statements for the nine months ended September 30, 2002 have previously been filed with the Securities and Exchange Commission on Form 10-K/A and Form 10-Q, respectively. The unaudited pro forma financial information presented are based on the estimates and information set forth herein and have been prepared utilizing the audited financial statements and notes thereto appearing in the Trust's Form 10-K/A as of and for the year ended December 31, 2001 and the Trust's unaudited financial statements and notes thereto appearing in the Trust's Form 10-Q as of and for the nine months ended September 30, 2002. The unaudited pro forma financial information should be read in conjunction with the historical audited and unaudited financial statements of the Trust, including the related notes thereto.
The following unaudited pro forma financial information of the Trust are presented to give effect to the sale of the Trust's membership interests in MILPI as described in Proposal Three contained in this Solicitation Statement. MILPI was formed in December 2000, for the purpose of acquiring 100% of the outstanding common stock of PLM.
As required by Rule 11-02 of Regulation S-X, the Trust's unaudited pro forma statements of operations for the nine months ended September 30, 2002 and the year ended December 31, 2001 have been prepared as if the sale of the Trust's interest in MILPI had occurred on January 1, 2001. The Trust's unaudited pro forma statement of financial position as of September 30, 2002 has been prepared as if the sale had occurred on September 30, 2002.
The unaudited pro forma financial information of the Trust are presented on a going concern basis, which may differ materially from a liquidation basis presentation. Apart from the proposed sale of the Trust's membership interests in MILPI pursuant to Proposal Three and the sale in the ordinary course of its interest in an aircraft, the Trust has engaged only in preliminary discussions with prospective purchasers of the assets of the Trust and, to date, no agreements have been entered into. Therefore, no adjustments have been made to reflect the Trust's assets as "Held for Sale" under SFAS No. 121 and No. 144 (in other words, the value of the assets has not been adjusted to be the lower of carrying value or fair value, less the cost of sale). Additionally, if Proposal Four is adopted, the Trust may make special in-kind distributions of assets to the Managing Trustee and its affiliates. However, the Trust has not yet determined which assets might be distributed in such manner. Consequently, as a result of the foregoing, the historical and unaudited pro forma financial information of the Trust included in this Solicitation Statement are not necessarily indicative of the liquidation value of the Trust's assets and therefore should not be solely relied upon by Beneficiaries in deciding whether or not to consent to the Proposals contained herein.
The accompanying financial statements are unaudited and are not necessarily indicative of the results that would have occurred if the transaction had occurred on January 1, 2001, or any particular date thereafter, nor do they purport to represent the financial position or results of operations that may be achieved by the Trust in future periods.





PRO FORMA BALANCE SHEET
SEPTEMBER 30, 2002
(UNAUDITED)

                                                           Historical at         .          Pro forma at
                                                           September 30,     Pro forma      September 30,
                                                               2002         Adjustments         2002
                                                          --------------  --------------  ---------------
ASSETS

Cash and cash equivalents                                 $      897,784   $  3,954,385A   $    4,852,169
Rents receivable                                                       -               -                -
Accounts receivable - affiliate                                    2,818               -            2,818
Interest receivable - affiliate                                        -               -                -
Note receivable - affiliate                                            -               -                -
Investment securities - affiliate                                      -               -                -
Interest in EFG Kirkwood LLC                                   1,478,666               -        1,478,666
Interest in MILPI Holdings, LLC                                4,831,555    (4,831,555)A                -
Investments - other                                               99,392               -           99,392
Other assets                                                       5,090               -            5,090
Equipment at cost, net of accumulated depreciation
  of $1,859,235 and $1,477,696 at September 30, 2002
  and December 31, 2001, respectively                            374,244               -          374,244
                                                          --------------  --------------  ---------------
      Total assets                                        $    7,689,549   $    (877,170)  $    6,812,379
                                                          ==============   ==============  ==============
LIABILITIES AND PARTICIPANTS' CAPITAL

Notes payable                                             $      336,772               -   $      336,772
Accrued interest                                                     572               -              572
Accrued liabilities                                              210,172               -          210,172
Accrued liabilities - affiliates                                  17,117               -           17,117
Deferred rental income                                             8,062               -            8,062
                                                          --------------  --------------  ---------------
     Total liabilities                                           572,695               -          572,695
                                                          --------------  --------------  ---------------

Participants' capital (deficit):
   Managing Trustee                                              (14,704)       (8,772)A          (23,476)
   Special Beneficiary                                                 -               -                -
   Class A Beneficiary interests (482,016 interests;
     initial purchase price of $25 each)                       7,922,933      (868,398)A        7,054,535
   Class B Beneficiary interests (826,072 interests;
     initial purchase price of $5 each)
   Treasury interests (67,202 Class A interests at cost)        (791,375)              -         (791,375)
                                                          --------------  --------------  ---------------
     Total participants' capital                               7,116,854        (877,170)       6,239,684
                                                          --------------  --------------  ---------------

     Total liabilities and participants' capital          $    7,689,549   $    (877,170)  $    6,812,379
                                                          ==============   ==============  ==============


                              See  accompanying  notes.



PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
(UNAUDITED)

                                                       Historical             .             Pro forma
                                                      For the Nine            .            For the Nine
                                                      Months Ended        Pro forma        Months Ended
                                                   September 30, 2002    Adjustments    September 30, 2002
                                                   ------------------  --------------  -------------------
INCOME
Lease revenue                                     $           207,999              -   $           207,999
Interest income                                                11,219              -                11,219
Interest income - affiliate                                         -              -                     -
Gain on sale of equipment                                         400              -                   400
Other income                                                        -              -                     -
                                                   ------------------  --------------  -------------------
  Total income                                                219,618              -               219,618
                                                   ------------------  --------------  -------------------
EXPENSES

Depreciation and amortization                                  45,761              -                45,761
Interest expense                                               20,518              -                20,518
Management fees - affiliates                                   58,508     (32,574) D                25,934
Write-down of investment securities - affiliate                     -              -                     -
Write-down of equipment                                       483,648              -               483,648
Operating expenses                                            365,987              -               365,987
Operating expenses - affiliate                                158,517              -               158,517
                                                   ------------------  --------------  -------------------
  Total expenses                                            1,132,939     (32,574) C             1,100,365
                                                   ------------------  --------------  -------------------

EQUITY INTERESTS

Equity in net income (loss) of EFG Kirkwood LLC               (22,702)             -               (22,702)
Equity in net income of MILPI Holdings, LLC                   264,938       (264,938)                    -
                                                   ------------------  --------------  -------------------
  Total income (loss) from equity interests                   242,236       (264,938)              (22,702)
                                                   ------------------  --------------  -------------------
Net loss                                          $          (671,085)  $   (232,364)  $          (903,449)
                                                  ====================  ============== ====================
Net loss
   per Class A Beneficiary Interest               $             (1.09)             -   $             (1.57)
                                                  ====================                 ====================
   per Class B Beneficiary Interest               $             (0.02)             -   $             (0.02)
                                                  ====================                 ====================


                         See  accompanying  notes.



PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(UNAUDITED)

                                                      HISTORICAL                           PRO FORMA
                                                        FOR THE                            FOR THE
                                                      YEAR ENDED         PRO FORMA        YEAR ENDED
                                                   DECEMBER 31, 2001    ADJUSTMENTS    DECEMBER 31, 2001
                                                  -------------------  -------------  -------------------

INCOME
Lease revenue                                     $          518,671   $          -   $          518,671
Interest income                                               71,832              -               71,832
Gain on sale of equipment                                     82,360              -               82,360
Other income                                                  33,149              -               33,149
                                                  -------------------  -------------  -------------------
    Total income                                             706,012              -              706,012
                                                  -------------------  -------------  -------------------


EXPENSES
Depreciation and amortization                                 86,898         (5,704)  B           81,194
Interest expense                                              23,292              -               23,292
Management fees - affiliates                                  85,830        (39,132)  D           46,698
Operating expenses - affiliate                               731,446              -              731,446
                                                  -------------------  -------------  -------------------
    Total expenses                                           927,466        (44,836)             882,630
                                                  -------------------  -------------  -------------------


EQUITY INTERESTS
Equity in net loss of EFG Kirkwood LLC                       (45,552)             -              (45,552)
Equity in net income of MILPI Holdings, LLC                  578,988       (578,988)  C                -
                                                  -------------------  -------------               ------
    Total income (loss) from equity   interests              533,436       (578,988)             (45,552)
                                                  -------------------  -------------  -------------------


Net income (loss)                                 $          311,982   $   (534,152)  $         (222,170)
                                                  ===================  =============  ===================


Net income (loss)
  per Class A Beneficiary Interest                $             0.50              -   $            (0.36)
  per Class B Beneficiary Interest                $             0.01              -   $                -


                             See accompanying notes.

NOTES  TO  UNAUDITED  PRO  FORMA  FINANCIAL  INFORMATION
NOTE  1  -  BASIS  OF  PRESENTATION
     The accompanying unaudited pro forma financial information of the Trust are presented to give effect to the sale of the Trust's membership interests in MILPI as described in Proposal Three contained in this Solicitation Statement. The Trust's unaudited pro forma statements of operations for the nine months ended September 30, 2002 and the year ended December 31, 2001 have been prepared as if the sale of the Trust's membership interests in MILPI had occurred on January 1, 2001. The Trust's unaudited pro forma statement of financial position as of September 30, 2002 has been prepared as if the sale had occurred on September 30, 2002.
The accompanying financial statements are unaudited and are not necessarily indicative of the results that would have occurred if the transaction had occurred on January 1, 2001, or any particular date thereafter, nor do they purport to represent the financial position or results of operations that may be achieved by the Trust in future periods.
NOTE  2  -  PRO  FORMA  ADJUSTMENTS
     The pro forma adjustments outlined below relate to the sale of the Trust's membership interest in MILPI. MILPI was formed in December 2000, for the purpose of acquiring 100% of the outstanding common stock of PLM, an equipment leasing and asset management company. In February 2001, MILPI, through a wholly owned subsidiary, acquired 83% of the outstanding common stock of PLM pursuant to a cash tender offer. In February 2002, pursuant to the terms of an agreement with PLM, MILPI acquired the remaining 17% of PLM's outstanding common stock at which point MILPI's wholly owned subsidiary merged into PLM, with PLM being the surviving entity. Since the Trust and Trust A are proposing to liquidate their assets (see Proposal One), two other affiliated trusts, which hold the balance of the membership interests in MILPI, provided the funds necessary to acquire the additional 17% of PLM's outstanding common stock. Prior to the acquisition of the additional common stock, the Trust held a 20% membership interest in MILPI that was reduced to 16.67% upon completion of the subsequent acquisition. The Trust accounts for its membership interest in MILPI using the equity method of accounting. Under the equity method of accounting, the Trust's interest is
(i) increased (decreased) to reflect the Trust's share of income (loss) of MILPI, and (ii) decreased to reflect any dividends the Trust received from MILPI. The excess of the Trust's cost to acquire its membership interest in MILPI and the fair market value of the net identifiable assets purchased is considered to be goodwill and, through December 31, 2001, was amortized over the estimated economic life of seven years from the date of acquisition, based on the estimated economic lives of PLM's assets.

The Trust is not a taxable entity and therefore pro forma income tax adjustments are not applicable.
(A) Adjustment to record the sale of the Trust's membership interest in MILPI for cash proceeds of $3,954,385, pursuant to the Membership Interest Purchase Agreement. The Trust's interest in MILPI had a carrying value of $4,831,555 at September 30, 2002 which would result in a pro forma loss on the sale of the interest of $877,170. The sale price was calculated in accordance with the Membership Interest Purchase Agreement as follows:

Original purchase price of the membership interest  $      4,355,145
Plus: Purchase Fees                                           43,551    (i)
Less: Dividend paid to the Trust                            (444,311)  (ii)
                                                    ----------------
Sale Price of membership interest                   $      3,954,385
                                                    ================


(i) Defined as all fees paid by the Trust to the Managing Trustee in connection with the purchase of the Trust's membership interest in MILPI.
(ii) On March 12, 2002, PLM declared and paid a cash dividend to MILPI of approximately $2.7 million. MILPI then declared and paid a cash dividend to its members of approximately $2.7 million, of which the Trust's share was $444,311.
(B) Adjustment to reverse the goodwill amortization expense recorded by the Trust related to the acquisition of its membership interest in MILPI, as discussed above.
(C) Adjustment to reverse the Trust's share of the net income of MILPI recorded under the equity method of accounting, as discussed above.
(D) Adjustment to reverse the management fees paid to the Managing Trustee in connection with the management of the Trust's membership interest in MILPI as described in (A) above.

               SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES
                        IN CONNECTION WITH THE PROPOSALS
     If the Plan of Liquidation and Dissolution is approved pursuant to Proposal One, the tax consequences will be consistent with the existing partnership tax rules. The Trust will recognize gain or loss for income tax purposes on the sale of assets based upon the difference between the sale price and the tax basis of the asset sold. The gain or loss will be capital or ordinary depending upon the holding period of the asset and the nature of the underlying asset. Income will increase the Beneficiary's basis in his or her Interest and a loss will decrease his or her basis. Distributions will not be taxable unless they exceed the Beneficiary's basis in his or her Interest. Distributions in-kind to Beneficiaries will not result in taxable gain or loss to the Trust. Rather, they affect the basis of that Beneficiary's Interest. Although distributions in-kind may affect the timing of income/loss recognition if the dissolution goes into 2003, it will not affect the amount of gain or loss ultimately recognized by the Beneficiaries. Also, because the investment generally qualifies as a "passive activity" for purposes of determining the deductibility of losses on a Beneficiary's personal return, dissolution of the Trust will allow Beneficiaries to fully utilize suspended passive losses in the year of dissolution.
If Proposal Three is approved, gain or loss from the sale of the Trust's membership interests in MILPI will constitute capital gain or loss to the Trust, a Beneficiary's share of which will pass through to it and be reportable on its federal income tax return. Such gain or loss will be long-term or short-term depending upon the Trust's holding period in the securities. Any gain will increase, and any loss will decrease, a Beneficiary's adjusted federal tax basis in its Interest. The Trust is not separately taxed on its income.
THE TAX CONSEQUENCES DISCUSSED HEREIN MAY AFFECT BENEFICIARIES DIFFERENTLY DEPENDING UPON THEIR PARTICULAR TAX SITUATIONS UNRELATED TO THE LIQUIDATING DISTRIBUTION. ACCORDINGLY, THIS SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. BENEFICIARIES MAY WISH TO CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING DISTRIBUTION, INCLUDING ANY STATE AND LOCAL TAX CONSEQUENCES.
This summary is based on the federal tax laws and regulations in effect on the date of this Solicitation Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The discussion herein does not address the particular federal income tax consequences that may apply to certain Beneficiaries such as trusts, estates, tax-exempt organizations, qualified plans, individual retirement accounts, nonresident aliens or other foreign investors. This summary also does not address the state, foreign or local tax consequences of a Beneficiary's holding of an interest in the Trust.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


     The following table sets forth the beneficial ownership of the Trust's Interests, as of November 11, 2002, by each person known by the Trust to be the beneficial owner of more than 5% of any class of its outstanding Interests.

..                                NUMBER OF  PERCENT OF                               PERCENT OF         PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL   CLASS A    CLASS A INTERESTS  NUMBER OF          CLASS B INTEREST   SPECIAL BENEFICIARY
OWNER (1)                        INTERESTS  OWNED              CLASS B INTERESTS  OWNED              INTEREST OWNED
----------------------------------------  ---------  -----------------  ---------  -----------------  --------------------
Equis II Corporation (2). . . .         40                  *            997,374              99.6%                    -
Semele Group, Inc. (3). . . . .        879                  *            997,374              99.6%                  100%
Gary D. Engle (4) . . . . . . .        879                  *            997,374              99.6%                    -
James A. Coyne (5). . . . . . .        879                  *            997,374              99.6%                    -



 *     Represents  less  than  1%  of  the  outstanding  Interests.
(1) The business address of each Beneficiary listed above is c/o Equis Financial Group Limited Partnership, 200 Nyala Farms, Westport, Connecticut 06880.
(2) Equis II Corporation, a wholly owned subsidiary of Semele, owns 40 Class A Interests and 997,374 Class B Interests.
(3) Semele owns 100% of Equis II Corporation and, as such, has shared investment power with respect to the Class B Interests owned by Equis II Corporation. Old North Capital Limited Partnership, a controlled affiliate of Semele, owns 839 Class A Interests.
(4) Mr. Engle has a 40.3% ownership interest in Semele. Mr. Engle, together with Mr. Coyne, controls a majority of the interest in Semele and Equis II Corporation.
(5) Mr. Coyne has a 17.6% ownership interest in Semele. Mr. Coyne, together with Mr. Engle, controls a majority of the interest in Semele and Equis II Corporation.

                   ADDITIONAL INFORMATION CONCERNING THE TRUST
     The Class A Interests are registered under the Securities Act of 1933 and as a result the Trust files annual and quarterly reports and other information with the SEC. You may read and copy any reports and other information that the Trust files with the SEC at the following SEC locations:
                              Public Reference Room
                             450 Fifth Street, N.W.
                             Washington, D.C.  20549
     Copies of such materials may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such Web site is http://www.sec.gov.
                                                        ------------------
     The SEC allows the Trust to "incorporate by reference" information into this Solicitation Statement. This means that the Trust can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Solicitation Statement, except for any information that is superseded by information that is included directly in this Solicitation Statement. This Solicitation Statement incorporates by reference the documents listed below that the Trust has previously filed with the SEC. Copies of each of such documents are being delivered to Beneficiaries along with this Consent Solicitation Statement.

Company SEC Filings            Period
-----------------------------  --------------------------------
Annual Report on Form 10-K/A   Year ended December 30, 2001
Quarterly Report on Form 10-Q  Quarter ended March 31, 2002
Quarterly Report on Form 10-Q  Quarter ended June 30, 2002
Quarterly Report on Form 10-Q  Quarter ended September 30, 2002

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This Solicitation Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business strategies of the Trust. Statements in this Solicitation Statement that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and
Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, wherever they occur in this document, are necessarily estimates reflecting the best judgment of the Managing Trustee and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Solicitation Statement.
Words such as "estimate," "project," "plan," "intend," "expect," "believe," "anticipate," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Solicitation Statement and the other documents incorporated by reference, including, but not limited to, the Trust's Annual Report on Form 10-K/A for the year ended December 31, 2001. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Solicitation Statement. The Trust does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Solicitation Statement or to reflect the occurrence of unanticipated events.

     A-1
                                                                         ANNEX A
                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
     This Plan of Complete Dissolution and Liquidation (this "Plan"), is entered into as of _________ __, 2002, by AFG ASIT Corporation, not in its individual capacity but solely as Managing Trustee (the "Managing Trustee") of AFG Investment Trust B, a trust formed under the laws of the State of Delaware (the "Trust"), under a certain Second Amended and Restated Declaration of Trust dated as of July 15, 1997, as the same has been amended thereafter from time to time (the "Trust Agreement"), and Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee (the "Delaware Trustee") of the Trust.
                                 R E C I T A L S
                                 ---------------
     WHEREAS, pursuant to Section 1.6 of the Trust Agreement the Trust shall continue in full force and effect until December 31, 2003, except that the Trust shall be dissolved, its affairs wound up and its assets liquidated prior to December 31, 2003 upon the sale or other disposition of all or substantially all of the Assets of the Trust, unless the Managing Trustee elects to continue the Trust business for the purpose of the receipt and collection of any consideration to be received in exchange for Assets (which activities shall be deemed to be a part of such sale or other disposition and the winding up of the affairs of the Trust); and
WHEREAS, the Trust Agreement provides that the Managing Trustee shall use its best efforts to sell all of the Assets of the Trust not later than the end of the tenth year following the Trust's Final Closing, provided that market conditions existing at the time permit sale of the Assets on terms deemed reasonable by the Managing Trustee; and WHEREAS, pursuant to the Trust Agreement, the Managing Trustee shall have full power and authority on behalf on the Trust to sell, exchange or otherwise dispose of the Assets on terms the Managing Trustee deems to be in the best interests of the Trust; and
WHEREAS, the Managing Trustee has determined that it is necessary and advisable and in the best interest of the Trust to sell or otherwise dispose of all or substantially all of its Assets; and WHEREAS, the Beneficiaries of the Trust have agreed by the written consent of% of the Class A and Class B Interests to liquidate and dissolve the Trust in accordance with the terms hereof; and WHEREAS, upon the consummation of such sale or other disposition of all or substantially all of the Assets of the Trust, the Managing Trustee shall dissolve the Trust and wind up the business of the Trust in accordance with the Trust Agreement, pursuant to this Plan, and in conformity with the laws of the State of Delaware; and
WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Trust Agreement.

NOW  THEREFORE,  the  Managing  Trustee  shall  take,  or cause to be taken, the following  actions  on  behalf  of  the  Trust:
1. The Managing Trustee shall cause the Trust to sell or otherwise dispose of all or substantially all of the Assets of the Trust. The Managing Trustee may determine, in its sole discretion, the means, manner and terms of such sales or  other  dispositions  of  the  Trust's  Assets.
2. Upon the consummation of the sale or other disposition of all or substantially all of the Trust's Assets, the Managing Trustee shall dissolve the
     Trust, apply and distribute the proceeds thereof in accordance with Sections 1.6 and 8.1(b) of the Trust Agreement, and wind up the affairs of the Trust. Nothing in this Plan shall be interpreted to modify or limit in any way the Managing Trustee's power to (i) pursuant to Section 1.6 of the Trust Agreement, defer the liquidation of any Assets if an immediate sale is impermissible, impractical or would create an undue loss for the Managing Trustee or any beneficiary of the Trust (other than those necessary to satisfy the debts and obligations of the Trust) and withhold from distribution such proceeds from the sale or other disposition of any of the Assets of the Trust for a reasonable time, or (ii) pursuant to Section 8.1(b), pay to the Trust in cash an amount equal to the deficit balance in its Capital Account within a specified period of time, which amount shall, upon liquidation of the Trust, be paid to recourse creditors of the Trust.
3. Upon the consummation of the sale or other disposition of all or substantially all of the Assets of the Trust and the winding up of the affairs of the Trust, the Trust shall be dissolved and, pursuant to Section 3810(d) of the Delaware Business Trust Act and in accordance with Section 1.6 of the Trust Agreement, the Managing Trustee shall cause the Trust to file a Certificate of Cancellation, a form of which is attached hereto as Exhibit A, which shall
                                                          ------- -
state, inter alia, the future effective date or time certain at which the cancellation of the Trust shall be effective.
4. The Managing Trustee may modify or amend this Plan at any time if it determines that such action would be advisable and in the best interests of the Trust. In addition, the Trust may abandon this Plan at any time prior to the filing of the Plan among the records of the Trust if it determines that abandonment would be advisable and in the best interests of the Trust.
5. In addition to and without limitation of the foregoing, the Managing Trustee shall take any and all other actions deemed required, necessary or desirable to complete the liquidation and dissolution of the Trust.
            [The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the Managing Trustee has executed this Plan as of the date first set forth above.

AFG  ASIT  CORPORATION,  as  Managing
   Trustee  and  not  individually


By:
Name:
Title:


WILMINGTON  TRUST  COMPANY,  as  Delaware
   Trustee  and  not  individually



By:
Name:
Title:

                                                                    EXHIBIT A TO
                                                             PLAN OF LIQUIDATION
                           CERTIFICATE OF CANCELLATION
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                             AFG INVESTMENT TRUST B
                   Delaware Business Trust Act Section 3810(d)
     AFG Investment Trust B, a business trust incorporated under the laws of the State of Delaware, hereby submits a Certificate of Cancellation of the Certificate of Trust under Delaware Business Trust Act, Section 3810(d):
1.     The  name  of  the  Trust  is:  AFG  Investment  Trust  B.
2.     The  date  the  Trust  filed its certificate of trust was:  May 28, 1992.
     3.     The  effective  date  of  the  cancellation  of  the Trust shall be:
________________.
IN WITNESS WHEREOF, the undersigned, being all the Trustees of AFG Investment Trust B, have signed this Certificate of Cancellation of Certificate of Trust as Trustees as of the ____ day of ___________, 200_.
AFG ASIT CORPORATION, as Managing Trustee and not individually



By:
     Name:
     Title:


WILMINGTON  TRUST  COMPANY,  as  Delaware
   Trustee  and  not  individually


By:
     Name:
     Title:

Crossroads
Experience * Support * Solutions

                                                                         ANNEX B
May  15,  2002

AFG  Investment  Trust  A
AFG  Investment  Trust  B
200  Nyala  Farms
Westport,  CT  06880-6267

Gentlemen:

You have engaged Crossroads, LLC to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid to AFG Investment Trust A and AFG Investment Trust B (collectively known as the "Sellers") in connection with the sale of their membership interests of MILPI Holdings, LLC ("MILPI"). MILPI will pay an aggregate amount of $5,931,578 in cash consideration to repurchase the membership interests, which are currently owned by the Sellers.

PLM International, Inc. ("PLM"), a wholly-owned subsidiary of MILPI, is the sole asset of MILPI. Therefore, the value of MILPI is best represented by the equity value of PLM. Accordingly, in order to render an opinion as to the fairness of the transaction between MILPI and the Sellers, we performed a valuation analysis of PLM.

In  connection  with this opinion, we considered the following relevant factors:

     History  and  nature  of  the  business;
     The  book  value  and  financial  condition  of  the  business;
     The  earnings  capacity  of  the  business;
     Management's  financial  forecasts  of  earnings  and  cash  flow;
     Publicly available business and financial information relating to PLM; The market prices and trading activity for PLM's common stock; PLM's sale process; and
     The market prices and rates of return of publicly-traded comparable companies

Please refer to our Statement of Assumptions and Limiting Conditions, attached to this report, which specified the terms and conditions under which Crossroads LLC performed this engagement (TAB 2).

Crossroads was not requested to, and did not, make an independent evaluation or appraisal of PLM's assets or liabilities, contingent or otherwise, and was not furnished with any such evaluations or appraisals.

In connection with its review, Crossroads did not assume any responsibility for independent investigation or verification of any of the information that was provided to it and it relied on such information being complete and accurate in all material respects.

With respect to the financial forecasts prepared and provided by PLM's management ("Management"), Crossroads was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting their best currently available estimates and judgments as to PLM's future financial performance.

The materials and information presented in this report have been prepared for illustrative purposes only, and do not represent a prediction, forecast or projection of actual results. Crossroads disclaims any assurance on the underlying assumptions and the user of this report should not rely on such assumptions as achievable since the actual results may significantly differ from the underlying assumptions. Furthermore, Crossroads does not make, and expressly disclaims, any warranty or guarantee of any particular result and the user of this report should not rely on this analysis and valuation.

Our opinion has been prepared for the information of the Sellers, and our opinion is rendered in connection with the repurchase of MILPI's membership interests. This opinion does not constitute a recommendation to the Sellers as to whether they should sell their membership interests to MILPI.

This opinion does not address the business decision or the basis for recommendation to engage in the Transaction or address the relative merits of any alternatives considered by the Sellers.

No opinion is expressed, nor should one be implied, as to the fair market value of MILPI's membership interests or the prices at which it may trade at any time. It is understood this opinion may not be disclosed or otherwise referred to or used for any other purpose without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction. However, Crossroads hereby consents to this opinion being reproduced in full in the proxy statements of AFG Investment Trust A and B related to the subject matter of this opinion.

Based on and subject to the foregoing, we are of the opinion that as of the date hereof, the Consideration to be received by the Sellers in the Transaction is fair to the Sellers from a financial point of view.

Very  truly  yours,



/s/  Crossroads,  LLC

Crossroads,  LLC

                                                                    EXHIBIT A TO
                                                                FAIRNESS OPINION
PLM  International,  Inc.
Summary  of  Management  Projections  by  Program
Discounted  Cash  Flow  Analysis


                                                                    FISCAL YEAR ENDING DECEMBER 31,
                                                                    -------------------------------

($IN THOUSANDS)                                          2002      2003      2004      2005      2006      2007
                                                       --------  --------  --------  --------  --------  ---------
EGF I
-----------------------------------------------------
Partnership Distributions (100%)                       $     -   $ 7,336   $ 3,794   $11,177   $     -   $      -
Distribution to PLMI @ 1%                                    -        73        38       112         -          -
Management Fees                                            260       400       372         -         -          -
                                                       --------  --------  --------  --------  --------  ---------
EGF I Cash Flows                                           260       473       410       112         -          -


EGF II
-----------------------------------------------------
Partnership Distributions (100%)                             -    11,608         -         -         -          -
Distribution to PLMI @ 5%                                    -       580         -         -         -          -
Management Fees                                            143        10         -         -         -          -
                                                       --------  --------  --------  --------  --------  ---------
EGF II Cash Flows                                          143       590         -         -         -          -


EGF III
-----------------------------------------------------
Partnership Distributions (100%)                        15,000     8,512         -         -         -          -
Distribution to PLMI @ 5%                                  750       426         -         -         -          -
Management Fees                                            121         -         -         -         -          -
                                                       --------  --------  --------  --------  --------  ---------
EGF III Cash Flows                                         871       426         -         -         -          -


EGF IV
-----------------------------------------------------
Partnership Distributions (100%)                         4,000    13,161         -         -         -          -
Distribution to PLMI @ 5%                                  200       658         -         -         -          -
Management Fees                                            170         -         -         -         -          -
                                                       --------  --------  --------  --------  --------  ---------
EGF IV Cash Flows                                          370       658         -         -         -          -


EGF V
-----------------------------------------------------
Partnership Distributions (100%)                           954     3,817     3,817     3,817     2,863     53,289
Distribution to PLMI @ 5%                                   48       191       191       191       143      2,664
Management Fees                                            297       404       351       250       207          -
Deferred Management Fees                                  (114)     (101)      (44)        -         -          -
                                                       --------  --------  --------  --------  --------  ---------
EGF V Cash Flows                                           230       494       498       441       350      2,664
Deferred Fees as a % of Mgmt. Fees                          38%       25%       13%

EGF VI
-----------------------------------------------------
Partnership Distributions (100%)                         2,845     3,793     3,793     3,793     3,793     63,583
Distribution to PLMI @ 5%                                  142       190       190       190       190      3,179
Management Fees                                            545       694       633       564       382          -
Deferred Management Fees                                     -      (174)     (158)      (70)        -          -
EGF VI Cash Flows                                          687       710       665       684       572      3,179
                                                       --------  --------  --------  --------  --------  ---------
Deferred Fees as a % of Mgmt. Fees                           0%       25%       25%       12%

EGF VII
-----------------------------------------------------
Partnership Distributions (100%)                           799     3,194     3,194     3,194     3,194     69,757
Distribution to PLMI @ 5%                                   40       160       160       160       160      3,488
Management Fees                                            801       822       759       460       323          -
Deferred Management Fees                                     -         -         -      (115)      (40)         -
                                                       --------  --------  --------  --------  --------  ---------
EGF VII Cash Flows                                         841       982       919       505       443      3,488
Deferred Fees as a % of Mgmt. Fees                           0%        0%        0%       25%       12%

IF I
-----------------------------------------------------
Partnership Distributions (100%)                         5,849     5,849     5,849     5,849     5,849     74,031
Distribution to PLMI @ 15%                                 877       877       877       877       877      3,650
Distribution to PLMI @ 25%                                   -         -         -         -         -     12,425
Management Fees                                          1,109       626       601       573       468          -
                                                       --------  --------  --------  --------  --------  ---------
EGF II Cash Flows                                        1,986     1,503     1,478     1,450     1,345     16,075


Special Purpose Entities (Management Fees)                 954         -         -         -         -          -

Total Gross Fees and Income From Investment Programs     6,342     5,836     3,970     3,192     2,710     25,406

Management Fees From Private Retailers                     688       648       608       568       528        488
                                                       --------  --------  --------  --------  --------  ---------

                                                                    FISCAL YEAR ENDING DECEMBER 31,
                                                                    -------------------------------

($IN THOUSANDS)                                          2002      2003      2004      2005      2006      2007
                                                       --------  --------  --------  --------  --------  ---------

TOTAL GROSS FEES AND INCOME                              7,030     6,484     4,578     3,760     3,238     25,894

Reimbursement of Data Processing Costs                     478       408       393       339       303        190
Sale of Forklift (less transaction fees)                   171
Total Adjusted Corporate Overhead Expense               (2,991)   (2,100)   (1,814)   (1,538)   (1,355)      (775)
Depreciation                                              (114)     (114)     (114)     (114)     (114)      (114)

Earnings Before Taxes                                    4,574     4,678     3,043     2,447     2,072     25,195

Estimated Taxes 40%                                     (1,830)   (1,871)   (1,217)     (979)     (829)   (10,078)
Additional Tax Related to Deferred Taxes Liability        (200)     (200)     (100)     (250)
                                                       --------  --------  --------  --------  --------  ---------
Earnings After Taxes                                     2,544     2,608     1,726     1,218     1,243     15,117

Plus Depreciation                                          114       114       114       114       114        114
                                                       --------  --------  --------  --------  --------  ---------
NET CASH FLOW                                            2,658     2,722     1,840     1,332     1,357     15,231
                                                       --------  --------  --------  --------  --------  ---------




    MANAGEMENT OVERHEAD ADJUSTMENTS                 FISCAL YEAR ENDING DECEMBER 31,
    -------------------------------                 -------------------------------
..                                              2002      2003    2004  2005  2006  2007
                                            ----------  ------   ----  ----  ----  ----
CORPORATE OVERHEAD EXPENSE
------------------------------------------
Total Corporate Overhead Expenses               2,989

Adjustments to Corporate Overhead Expenses       2002                                                      IQ
San Francisco Salary Reduction              Pro Forma                                                      Cost Savings

[Employee A                        100%          (250)     -     -     -     -     -      250   (63)
 Employee B                         10%           (11)     -     -     -     -     -      110    (3)
 Employee C                         20%           (18)     -     -     -     -     -       88    (4)
 Employee D                        100%           (70)     -     -     -     -     -       70   (18)
 Employee E                        100%           (35)     -     -     -     -     -       35    (9)
 Employee F]                        90%           (59)     -     -     -     -     -       65   (15)
                                            ----------  ------ ------  ----  ----  ----  ----  ---  -----
Total San Francisco Salary Reductions            (442)     -     -     -     -     -      618  (111)
Estimated San Francisco Benefits    20%           (88)     -     -     -     -     -      (22)
San Francisco Phone, fees, 401(k), etc.          (120)     -     -     -     -     -      120   (30)
San Francisco Rent                                  -      -     -     -     -     -
Replacement Employees in Florida                  100      -     -     -     -     -      100    25
Replacement Employees Benefits      20%            20      -     -     -     -     -        5
                                            ----------  -------------  ----  ----  ----   ----  ---  -----
Total Adjustments to Corporate Overhead          (531)     -     -     -     -     -
                                            ----------
Pro Forma Corporate Overhead Expense            2,458
                                            ----------



                                                     FISCAL YEAR ENDING DECEMBER 31,


                                                 2002        2003    2004    2005    2006   2007
                                             -------------  ------  ------  ------  ------  -----
CORPORATE OVERHEAD EXPENSE
-------------------------------------------
Total Corporate Overhead Expenses                   2,989

Adjustments to Corporate Overhead Expenses       2002                                                          IQ
San Francisco Salary Reduction                 Pro Forma                                                       Cost Savings

[Employee A                     100%            (188)         -       -       -      -     -   250   (63)
 Employee B                      10%              (8)         -       -       -      -     -   110    (3)
 Employee C                      20%             (13)         -       -       -      -     -    88    (4)
 Employee D                     100%             (53)         -       -       -      -     -    70   (18)
 Employee E                     100%             (26)         -       -       -      -     -    35    (9)
 Employee F]                     90%             (44)         -       -       -      -     -    65   (15)
Total San Francisco Salary Reductions           (332)         -       -       -      -     -   618  (111)
                                             -------------  ------  ------  ------  ----  ---  ---  -----
Estimated San Francisco Benefits  20%            (66)         -       -       -      -     -         (22)
San Francisco Phone, fees, 401(k), etc.          (90)         -       -       -      -     -   120   (30)
San Francisco Rent                                 -          -       -       -      -     -
Replacement Employees in Florida                  75          -       -       -      -     -   100    25
Replacement Employees Benefits    20%             15          -       -       -      -     -
                                             -------------  ------  ------  ------  ----  -----  ---  -----
Total Adjustments to Corporate Overhead         (398)         -       -       -       -    -
                                             -------------  ------  ------  ------  ----  -----  ---  -----
Pro Forma Corporate Overhead Expense(6)             2,591   2,100   2,018   1,742   1,559  979
Moving Costs                                          400       -       -       -       -    -
Less San Francisco Rent                                 -       -    (204)   (204)  (204) (204)
                                             -------------  ------  ------  ------  ------ -----
Total Adjusted Corporate Overhead Expense           2,991   2,100   1,814   1,538   1,355  755
                                             -------------  ------  ------  ------  ----  -----

PLM  INTERNATIONAL,  INC.
MANAGEMENT  CASH  FLOW  PROJECTIONS


DISCOUNTED  CASH  FLOW  ANALYSIS
--------------------------------

                                                                     FISCAL YEAR ENDING DECEMBER 31,
                                                           2002      2003      2004      2005      2006      2007
                                                         --------  --------  --------  --------  --------  ---------
($ in thousands)

EGF I Cash Flows                                             260       473       410       112         -          -
EGF II Cash Flows                                            143       590         -         -         -          -
EGF III Cash Flows                                           871       426         -         -         -          -
EGF IV Cash Flows                                            370       658         -         -         -          -
EGF V Cash Flows                                             230       494       498       440       350      2,664
EGF VI Cash Flows                                            687       710       665       685       572      3,179
EGF VII Cash Flows                                           841       982       919       504       442      3,488
IF I Cash Flows                                            1,986     1,503     1,478     1,451     1,345     16,075
Special Purpose Entities (Management Fees)                   954         -         -         -         -          -
                                                         --------  --------  --------  --------  --------  ---------
  Total Gross Fees and Income From Investment Programs     6,342     5,836     3,970     3,192     2,709     25,406

Management Fees From Private Railcars                        688       648       608       568       528        488
                                                         --------  --------  --------  --------  --------  ---------
  TOTAL GROSS FEES AND INCOME                              7,030     6,484     4,578     3,760     3,237     25,894

Reimbursement of Data Processing Costs                       478       408       393       339       303        190
Sale of Forklift (less transaction fees)                     171
Total Adjustment Corporate Overhead Expense               (2,991)   (2,100)   (1,814)   (1,538)   (1,355)      (775)
Depreciation                                                (114)     (114)     (114)     (114)     (114)      (114)
                                                         --------  --------  --------  --------  --------  ---------
  Earnings Before Taxes                                    4,574     4,678     3,043     2,447     2,071     25,195

Estimated Taxes    40%                                    (1,830)   (1,871)   (1,217)     (979)     (828)   (10,078)
Additional Tax Related to Deferred Taxes Liability          (200)     (200)     (100)     (250)
                                                         --------  --------  --------  --------  --------  ---------
  Earnings After Taxes                                     2,544     2,607     1,726     1,218     1,243     15,117

Plus Depreciation                                            114       114       114       114       114        114
                                                         --------  --------  --------  --------  --------  ---------
  NET CASH FLOW                                          $ 2,658   $ 2,721   $ 1,840   $ 1,332   $ 1,357   $ 15,231
                                                         --------  --------  --------  --------  --------  ---------




NET PRESENT VALUE                                          20%  $11,457   23%  $10,414   25%  $ 9,791
Cash on Balance Sheet                                            14,112         14,112         14,112
Cash Surrender Value of Officer's Life Insurance Policies         2,300          2,300          2,300
                                                                --------       --------       --------
Total Enterprise Value                                           27,869         26,826         26,203
Less: Debt                                                         (400)          (400)          (400)
                                                                --------       --------       --------
Fair Market Value of Equity                                      27,469         26,426         25,803
Total Shares Outstanding                                          7,555          7,555          7,555
Price Per Share                                                 $  3.64        $  3.50        $  3.42

                                                                         ANNEX C
     The full text of the proposed Amendment to the Trust Agreement is as follows:
                                 AMENDMENT NO. 3
                                       To
                SECOND AMENDED AND RESTATED DECLARATION OF TRUST
     THE SECOND AMENDED AND RESTATED DECLARATION OF TRUST OF AFG INVESTMENT TRUST B made and agreed to by the Trustees and the Beneficiaries as of July 15, 1997 (the "Trust Agreement"), is hereby amended as of _________, 2002, as follows:
1. Section 7.3 of the Trust Agreement is hereby deleted and the following inserted in lieu thereof:
     The Trust may not purchase Assets in which the Managing Trustee or any of its Affiliates (individually, an "Interested Party") has an interest, except for Assets acquired on an interim basis (generally not in excess of six months) by an Interested Party for the purpose of facilitating the acquisition by the Trust of the Asset or obtaining financing for the Trust or in connection with a Joint Venture. Except as provided herein, the Trust may not purchase Assets from any program in which the Managing Trustee or any of its Affiliates has an interest; provided that such restriction shall not prohibit the Trust from being a participant in a Joint Venture. The Trust may acquire any such Assets from an Interested Party only if: (i) such acquisition is in the best interests of the Trust; (ii) such Asset is purchased by the Trust for a price no greater than the Asset Base Price; (iii) there is no difference in interest terms of the loans secured by such Asset at the time acquired by the Interested Party and the time acquired by the Trust, unless any such difference is favorable to the Trust; and
(iv) no other benefit arises out of such transaction to the Interested Party apart from compensation otherwise permitted by this Agreement. Assets shall not be acquired from an Interested Party if such transaction would involve the payment of duplicative Asset Management Fees or other fees or would have the effect of circumventing any of the restrictions on and prohibitions of transactions involving conflicts of interest contained herein. The aggregate primary term rental payments received or accrued to the Interested Party with respect to Assets prior to the time that the Trust purchases the Asset from the Interested Party shall reduce the purchase price paid by the Trust for such Asset by such amounts unless such primary term rental payments are assigned to the Trust.
Except as provided herein, the Trust may not sell Assets to an Interested Party. The Trust may sell any Assets to an Interested Party only if: (i) such sale is in the best interests of the Trust; (ii) such Asset is sold for a price no less than the Fair Market Value, as determined by an Independent Expert; and (iii) no other benefit arises out of such transaction to the Interested Party apart from compensation otherwise permitted by this Agreement. Asset sales to an Interested Party may not involve the payment of duplicative Asset Management Fees or other fees in circumvention of any of the restrictions on and prohibitions of transactions involving conflicts of interest contained herein.
     If an Interested Party purchases an Asset in its own name in order to facilitate the ultimate purchase by the Trust, the Trust may purchase such Asset and such Interested Party will be entitled to receive interest on the funds expended for such purchase on behalf of the Trust. Interest on such temporary purchases will be charged at a floating rate equal to the rate of interest charged by third party financing institutions on comparable loans for the same purpose (but not in excess of 2% per annum over the base rate from time to time announced by Fleet Bank of Massachusetts, N.A.). Interest shall accrue and be payable at the above-determined rate from the date of the Managing Trustee's or Affiliate's acquisition of the Asset until such Asset is sold to the Trust. The Trust shall not lease Assets from or to the Interested Parties.
     2. Section 7.7 is hereby deleted and the following is hereby substituted in lieu thereof:
     The Trust shall not make in-kind distributions to the Participants, except as provided in Section 8.1(b) hereof.
     3. Section 8.1(b) is hereby deleted and the following is hereby substituted in lieu thereof:
     (b) Liquidation Distributions. In connection with the liquidation and dissolution of the Trust, the Managing Trustee may, in its discretion, distribute Trust Assets to itself as well as to its Affiliates in whole or in part in lieu of cash distributions, while making cash distributions to other Beneficiaries. Assets which are distributed in-kind shall have a Fair Market Value, as determined by an Independent Expert, equal to the amount of cash that would have been distributed to the Beneficiaries receiving the in-kind distribution, had such distribution been made in cash rather than in-kind, as of a date no earlier than 30 days prior to the announcement of the proposed distribution. In addition, upon dissolution and termination of the Trust, after payment of, or adequate provision for, the debts and obligations of the Trust, the Managing Trustee may distribute the remaining assets of the Trust (or the proceeds of sales or other dispositions in liquidation of Trust assets, as may be determined by the remaining or surviving Trustees) to the Participants in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Trust's taxable year, including adjustments to Capital Accounts pursuant to Section 8.2(a). In the event that the Managing Trustee has a deficit balance in its Capital Account following the liquidation of the Trust or its interest in the Trust as determined after taking into account all Capital Account adjustments for the Trust taxable year in which such liquidation occurs, the Managing Trustee shall pay to the Trust in cash an amount equal to the deficit balance in its Capital Account by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation) which amount shall, upon liquidation of the Trust, be paid to recourse creditors of the Trust or distributed to the Trust Beneficiaries in accordance with their positive Capital accounts balances.

Except as specifically amended hereby, the Trust Agreement as in effect prior to this Amendment thereof remains in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 3 as of the ____ day of __________, 2002.
     CLASS  A  AND  B  BENEFICIARIES
     By:  AFG  ASIT  Corporation,  as  Attorney-in-
     Fact for each of the Beneficiaries pursuant to Article XIII of the Trust Agreement
     By:
     Name:
     Title:
     ------
     AFG  ASIT  Corporation,  as
      Managing  Trustee
     By:
     Name:
     Title:
     Wilmington  Trust  Company,  as
      Delaware  Trustee
     By:
     Name:
     Title:
     Semele  Group,  Inc.,  as
      Special  Beneficiary
     By:
     Name:
     Title:

     D-1
                                                                         ANNEX D
                     MEMBERSHIP INTEREST PURCHASE AGREEMENT
     This Membership Interest Purchase Agreement (this "AGREEMENT"), dated as of ________ __, 2002, is entered into by and among [MILPI Holdings, LLC, a Delaware limited liability company or another affiliate designated by the Managing Trustee] ("PURCHASER"), and AFG Investment Trust A and AFG Investment Trust B (collectively, the "SELLERS"), each a trust formed in accordance with the Delaware Business Trust Act.
                                   WITNESSETH:
     WHEREAS, in connection with the liquidation of the trust assets of each of the Sellers respectively, the Sellers desire to sell to Purchaser, and Purchaser desires to reacquire all of the Membership Interests held by the Sellers; WHEREAS, pursuant to separate Consent Solicitations, the Sellers and the non-transferring members of Purchaser have each obtained the requisite approval of the purchase of their respective Class A and Class B Beneficiaries. NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
                                   ARTICLE I.
                                   DEFINITIONS
                                   -----------
     Section 1.01 "CLASS A BENEFICIARIES" means the holders of the Class A Beneficiary Interests of each of the Sellers.
Section  1.02     "CLASS  B  BENEFICIARIES"  means  the  holders  of the Class B
Subordinated  Beneficiary  Interests  of  each  of  the  Sellers.
Section 1.03 "MANAGING TRUSTEE" means the managing trustee of Sellers, AFG ASIT Corporation.
Section 1.04 "MEMBERSHIP INTERESTS" means all of the outstanding membership interests of Purchaser held by Sellers.
Section 1.05 "PURCHASE FEES" means any and all fees that were paid by the Sellers to the Managing Trustee in connection with the purchase of the Sellers' Membership Interests.
Section 1.06 "SALE FEE" means fees payable to the Managing Trustee in connection with the sale of the Sellers' assets, including the Membership Interests pursuant to the respective trust agreements governing the Sellers.

                                   ARTICLE II.
            PURCHASE AND SALE OF MEMBERSHIP INTERESTS; PURCHASE PRICE
            ---------------------------------------------------------
     Section 2.01 Purchase and Sale of Membership Interests. Upon the terms and conditions set forth in this Agreement, Purchaser shall repurchase from each of the Sellers, each of its entire right, title and interest in and to the Membership Interests as listed on Annex A. The Sellers acknowledge that the
                                      -------
Membership Interests transferred under this Agreement shall be transferred in full to Purchaser such that upon the completion of the sale, the Sellers shall no longer have any Membership Interests in Purchaser.
Section 2.02 Purchase Price. In consideration of the sale by the Sellers of the Membership Interests, Purchaser shall pay to each Seller the amount paid to purchase such Membership Interests, less any dividends paid, plus the Purchase Fees relating to the purchase of such Membership Interests by such Seller. The Managing Trustee has agreed to waive the Sale Fee that would otherwise be due to it under the terms of each of the Sellers' trust agreements in connection with the sale of each of the Sellers' Membership Interests.
Section 2.03 Waiver of Legal Opinion. The parties hereto each hereby waive delivery of a written opinion of counsel regarding the purchase and sale of the Membership Interests contemplated hereby pursuant to Sections 8.1 and 10.7 of the Purchaser's Operating Agreement, dated December 13, 2000.
                                  ARTICLE III.
          REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND PURCHASERS
          ------------------------------------------------------------
     Section 3.01 Representations and Warranties of the Sellers. Each of the Sellers hereby represents and warrants to Purchaser that (a) it has valid title to the Membership Interests, (b) it is a trust, validly existing and in good standing under the laws of the State of Delaware, (c) it has the requisite trust power and authority to execute and to deliver this Agreement and to perform its obligations hereunder, (d) neither the execution and delivery of this Agreement, nor the performance by it of the transactions contemplated hereby, will conflict with or violate any provision of its declaration of trust, result in any violation of, or breach of any of the terms or provisions of, constitute a default under, accelerate any obligations under, or conflict with any agreements or instruments to which it is a party or by which it or its properties are bound, or materially violate any material law applicable or binding upon it or the Membership Interests, and (e) once executed, this
Agreement  shall  be  remain  in  full  force  and  effect  and the terms of the transaction  consummated  so  as  to  effect  the original intent of the parties hereto.
Section 3.02 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Sellers that (a) it is a limited liability company, validly existing and in good standing under the laws of the State of Delaware, (b) it has the requisite power and authority to execute and to deliver this Agreement and to perform its obligations hereunder, (c) neither the execution and delivery of this Agreement, nor the performance by it of the transactions contemplated hereby, will conflict with or violate any provision of its operating agreement, result in any violation of, or breach of any of the terms or provisions of, constitute a default under, accelerate any obligations under, or conflict with any agreements or instruments to which it is a party or by which it or its properties are bound, or materially violate any material law applicable or binding upon it, and (d) once executed, this Agreement shall be remain in full force and effect and the terms of the transaction consummated so as to effect the original intent of the parties hereto.
                                   ARTICLE IV.
                               GENERAL PROVISIONS
                               ------------------
     Section 4.01 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 4.02 Severability. If any term or other provisions of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the essential economic or legal substance of the transactions contemplated hereby is not affected. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 4.03 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect tot he subject matter hereof and supersedes all prior agreements and undertakings, oral and written, between the parties hereto with respect to the subject matter hereof.
Section 4.04. Governing Law. This Agreement shall be governed by, and construed in accordance with the substantive laws of the State of New York without reference to choice of law principles. All actions, claims and disputes arising out of or relating to this offer letter shall be heard and determined by the courts in the Southern District of New York and the parties hereto each hereby irrevocably submit to the jurisdiction of such courts in any action or proceeding and waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.
Section 4.05 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Execution of this Agreement may be made by facsimile signature, which, for all purposes, shall be deemed to be an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be executed as of the date first above written. AFG INVESTMENT TRUST A
By:  AFG  ASIT  Corporation,  its  Managing  Trustee
By:
Name:  James  A.  Coyne
Title:   Senior  Vice  President
AFG  INVESTMENT  TRUST  B
By:  AFG  ASIT  Corporation,  its  Managing  Trustee
By:
Name:  James  A.  Coyne
Title:   Senior  Vice  President
MILPI  HOLDINGS,  LLC  [OR  DESIGNATED  PURCHASER]
By:     AFG  INVESTMENT  TRUST  A,  its  Member
By:  AFG  ASIT  Corporation,  its  Managing  Trustee
By:
Name:
Title:
By:     AFG  INVESTMENT  TRUST  B,  its  Member
By:  AFG  ASIT  Corporation,  its  Managing  Trustee
By:
Name:
Title:
By:     AFG  INVESTMENT  TRUST  C,  its  Member
By:  AFG  ASIT  Corporation,  its  Managing  Trustee
By:
Name:
Title:

By:  AFG  INVESTMENT  TRUST  D,  its  Member
By:  AFG  ASIT  Corporation,  its  Managing  Trustee
By:
Name:
Title:

                               MILPI HOLDINGS, LLC

                                     ANNEX A

                                     MEMBERS

Name and Address of Member (1)  Total Membership Interests Prior to Sale (2)  Total Membership Interests After Sale (3)
------------------------------  --------------------------------------------  -----------------------------------------
AFG Investment Trust A                                                 8.33%                                         0%
AFG Investment Trust B                                                16.66%                                         0%
AFG Investment Trust C                                                37.50%                                        50%
AFG Investment Trust D                                                37.50%                                        50%
TOTAL                                                                100.00%                                       100%





















__________________________
(1) Address for each of the trusts is 200 Nyala Farms, Westport, Connecticut 06880.

(2) Represents the Membership interests of the members prior to the execution of the Membership Interest Purchase Agreement.

(3) Represents the Membership interests of the members from and after the execution of the Membership Interest Purchase Agreement.

                             AFG INVESTMENT TRUST B
                                 200 Nyala Farms
                          Westport, Connecticut  06880
                             Consent of Beneficiary
                  (SOLICITED ON BEHALF OF THE MANAGING TRUSTEE)
     I have received and reviewed the Solicitation Statement dated November __, 2002, (the "Solicitation Statement"), from AFG Investment Trust B (the "Trust") concerning the four proposals. For purposes of Article XII, Section 12.1, of the Trust Agreement, I hereby vote as follows. If this signed Consent contains no specific voting instructions, my Interests will be voted FOR the adoption of each of the Proposals.
THE  MANAGING  TRUSTEE  RECOMMENDS  A  VOTE  FOR  THE  ADOPTION  OF  EACH OF THE
PROPOSALS.
(1) To approve the liquidation and dissolution of the Trust under the terms and conditions of the Plan of Liquidation and Dissolution, pursuant to which Beneficiaries will receive cash distributions upon final dissolution.
______  FOR     ______  AGAINST     ______  ABSTAIN
(2)     To  amend  Section  7.3  of the Trust Agreement to allow for the sale of assets  by  the  Trust  to  its  affiliates.
______  FOR     ______  AGAINST     ______  ABSTAIN
(3)     To  approve  the  sale  of  the  Trust's  membership  interest  in MILPI
Holdings,  LLC,  which  is  owned  jointly  with  affiliates  of  the  Trust.
______  FOR     ______  AGAINST     ______  ABSTAIN
(4) To amend Section 8.1(b) of the Trust Agreement, which currently allows for distributions in-kind on a pro rata basis to all Beneficiaries upon the liquidation and dissolution of the Trust, so that the Managing Trustee will have the discretion to make distributions in-kind to affiliates of the Trust, together with coinciding cash payments to the other Beneficiaries, and to concurrently amend Section 7.7 of the Trust Agreement to allow for such distributions  in-kind  permitted  by  Section  8.1(b).
______  FOR     ______  AGAINST     ______  ABSTAIN
     A properly executed Consent of Beneficiary received by the Managing Trustee will be voted in accordance with the directions indicated above. If no specific voting instructions are indicated, a properly executed Consent of Beneficiary received by the Managing Trustee will be voted FOR Proposals 1 through 4.

Number  of  Class  A  Beneficiary  Interests  Held:  __________
Number  of  Class  B  Beneficiary  Interests  Held:  __________
If  the  Beneficiary  is  an  Individual:
Signature  Date          Signature  Date
Print  Name          Print  Name
-----------          -----------
         (IF JOINT TENANTS OR TENANTS-IN-COMMON, BOTH OWNERS MUST SIGN):
If  the  Beneficiary  is  a  Corporation,  Partnership  or  Trust:

  Name  of  Entity
By:
  Signature

  Print  Name

                                Title          Date

THIS CONSENT FORM MAY BE RETURNED BY FAX, MAIL OR HAND-DELIVERY. PLEASE RETURN THIS CONSENT FORM NO LATER THAN DECEMBER 26, 2002, TO:


                             THE ALTMAN GROUP, INC.
                         60 East 42nd Street, Suite 405
                            New York, New York 10165
                           Telephone:  (800) 461-2657
                           Facsimile:  (212) 973-9818

In the event that a sufficient number of consents required for the adoption - or rejection - of the proposals has not been received by December 26, 2002, the Managing Trustee may, at its discretion, extend the deadline for up to 90 days, in which case the Managing Trustee will provide notice to Beneficiaries by means of a press release or a letter mailed to each Beneficiary.



(4)     Proposed  maximum  aggregate  value  of  transaction: